As filed with the Securities and Exchange Commission on February 15, 2023
Registration No. 333-267568
UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Iris Energy Limited
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of registrant’s name into English)
Australia	6799	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Level 12, 44 Market Street
Sydney, NSW 2000 Australia
+61 2 7906 8301
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
Cogency Global Inc.
122 E. 42nd Street, 18th Floor
New York, New York 10168
(800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Byron B. Rooney
Marcel R. Fausten
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
(212) 450-4000
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-267568), as amended (the “Registration Statement”), of Iris Energy Limited (the “Company”) is being filed pursuant to the undertakings in Item 9 of the Registration Statement to update the Registration Statement, as originally declared effective by the Securities and Exchange Commission (the “SEC”) on January 26, 2023, to (i) incorporate the unaudited interim consolidated financial statements of the Company for the three and six months ended December 31, 2022, as well as Management’s Discussion and Analysis of Financial Condition and Results of Operations with respect to such financial statements, by reference to the Company’s Report on Form 6-K filed with the SEC on February 15, 2023, (ii) to update certain other information in the Registration Statement and (iii) include Exhibit 23.2 as indicated in Part II of this Post-Effective Amendment No. 1.
The information included in this filing updates the Registration Statement and the prospectus contained therein.
No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion
Preliminary Prospectus dated February 15, 2023
PROSPECTUS

Iris Energy Limited

Up to 25,000,000 Ordinary Shares
This prospectus relates to the potential offer and sale from time to time by B. Riley Principal Capital II, LLC (“B. Riley Principal Capital II” or the “Holder”) of up to 25,000,000 of our ordinary shares, with no par value (the “Ordinary shares”), that may be issued by us to the Holder pursuant to an ordinary shares purchase agreement, dated as of September 23, 2022, by and between us and the Holder (the “Purchase Agreement”) establishing a committed equity facility (the “Facility”).
Such Ordinary shares include (i) up to 24,801,826 Ordinary shares that we may, in our sole discretion, elect to sell to the Holder, from time to time after the date of this prospectus, pursuant to the Purchase Agreement and (ii) 198,174 Ordinary shares (the “Commitment Shares”) we expect to issue, on or prior to the Commencement (as defined herein), to the Holder as consideration for its irrevocable commitment to purchase our Ordinary shares in one or more purchases that we may, in our sole discretion, direct them to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement. If all of the shares offered for resale by B. Riley Principal Capital II under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 31.3% of outstanding Ordinary shares as of December 31, 2022.
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Ordinary shares by the Holder. However, we may receive up to $100.0 million in aggregate gross proceeds from the Holder under the Purchase Agreement in connection with sales of our Ordinary shares to the Holder pursuant to the Purchase Agreement after the date of this prospectus. See “The Committed Equity Financing” for a description of the Purchase Agreement and the Facility and “Selling Holder” for additional information regarding B. Riley Principal Capital II.
The Holder may offer, sell or distribute all or a portion of the Ordinary shares hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses and fees in connection with the registration of these Ordinary shares. The timing and amount of any sale are within the sole discretion of the Holder. The Holder is an “underwriter” under the Securities Act of 1933, as amended (the “Securities Act”). See “Plan of Distribution (Conflict of Interest).”
Our Ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “IREN”. On February 14, 2023, the last reported sale price of our Ordinary shares was $2.56 per Ordinary share.
We are both an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in the section titled “Risk Factors” beginning on page 16 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Holder may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by the Holder of the securities offered by them described in this prospectus. However, we may receive up to $100.0 million in aggregate gross proceeds from the Holder under the Purchase Agreement in connection with sales of our Ordinary shares to the Holder pursuant to the Purchase Agreement after the date of this prospectus.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Iris Energy,” “the Company,” “our,” “us,” “its” and “we” refer to Iris Energy Limited and its consolidated subsidiaries.
We are incorporated in Australia, and many of our outstanding voting securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or SEC, we are currently eligible for treatment as a “foreign private issuer”. As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
We have not authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Holder have not authorized any other person to provide you with different or additional information. Neither we nor the Holder are making an offer to sell the Ordinary shares in any jurisdiction where the offer or sale is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Ordinary shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.
For investors outside of the United States: Neither we nor any of the registered shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of Ordinary shares by the registered shareholders and the distribution of this prospectus outside of the United States.
References to a particular “fiscal year” are to Iris Energy’s fiscal year ended June 30 of that year.
References to “U.S. Dollars,” “USD”, “US$” and “$” in this prospectus are to United States dollars, the legal currency of the United States. References to “AUD” and “A$” in this prospectus are to Australian dollars, the legal currency of Australia. References to “CAD” or “C$” in this prospectus are to Canadian dollars, the legal currency of Canada. Any discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

MARKET AND INDUSTRY DATA
This prospectus includes market, economic, and industry data as well as certain statistics and information relating to our business, markets, and other industry data, which we obtained or extrapolated from various third-party industry and research sources, as well as assumptions that we have made that are based on those data and other similar sources. Industry publications and other third-party surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. While we believe that such data is reliable, we have not independently verified such data and cannot guarantee the accuracy or completeness thereof. Additionally, we cannot assure you that any of the assumptions underlying these statements are accurate or correctly reflect our position in the industry, and not all of our internal estimates have been verified by any independent sources. Furthermore, we cannot assure you that a third-party using different methods to assemble, analyze, or compute market data would obtain the same results. There is no precise definition for what constitutes the Bitcoin mining market. We have defined the markets in this prospectus consistent with the presentation we use for our internal segment reporting purposes. However, third-party reports may define the Bitcoin mining market differently and our competitors may do the same. We do not intend, and do not assume any obligations, to update industry or market data set forth in this prospectus. Finally, behavior, preferences, and trends in the marketplace tend to change. As a result, investors and prospective investors should be aware that data in this prospectus and estimates based on such data may not be reliable indicators of future results.
References to “market share” and “market leader” are based on global revenues in the referenced market, and unless otherwise specified herein, are based on certain of the materials referenced above.
TRADEMARKS
We have unregistered trade names and registered website domains that we use in connection with the operation of our business. Other trademarks, service marks, and trade names appearing in this prospectus are the property of their respective owners. The trade names and website domains we use in connection with the operation of our business include, among others, Iris Energy and www.irisenergy.co. Other trademarks and service marks referenced in this prospectus are, to our knowledge, the property of their respective owners.

GLOSSARY OF INDUSTRY TERMS AND CONCEPTS
Throughout this prospectus, we use a number of industry terms and concepts which are defined as follows:
•	ASICs: Application Specific Integrated Circuits.
•	Bitcoin: A system of global, decentralized, scarce, digital money as initially introduced in a white paper titled Bitcoin: A Peer-to-Peer Electronic Cash System by Satoshi Nakamoto.
•	Bitcoin network: The collection of all nodes running the Bitcoin protocol. This includes miners that use computing power to maintain the ledger and add new blocks to the blockchain.
•	Block: A bundle of transactions analogous with digital pages in a ledger. Transactions are bundled into blocks, which are then added to the ledger. Miners are rewarded for “mining” a new block.
•
Blockchain: A software program containing a cryptographically secure digital ledger that maintains a record of all transactions that occur on the network, that enables peer-to-peer transmission of transaction information, and that follows a consensus protocol for confirming new blocks to be added to the blockchain.

•
Digital Asset: Bitcoin and alternative coins, or “altcoins,” launched after the success of Bitcoin. This category is designed to serve functions including as a medium of exchange, store of value, and/or to power applications.

•
Difficulty: In the context of Bitcoin mining, a measure of the relative complexity of the algorithmic solution required for a miner to mine a block and receive the Bitcoin reward. An increase in network hashrate will temporarily result in faster block times as the mining algorithm is solved quicker - and vice versa if the network hashrate decreases. The Bitcoin network protocol adjusts the network difficulty every 2,016 blocks (approximately every two weeks) to maintain a target block time of 10 minutes.

•	EH/s: Exahash per second. 1 EH/s equals one quintillion hashes per second (1,000,000,000,000,000,000 h/s).
•	Fiat Currency: A government issued currency that is not backed by a physical commodity, such as gold or silver, but rather by the government that issued it.
•	Fork: A fundamental change to the software underlying a blockchain which may result in two different blockchains, the original, and the new version, each with their own token.
•	Hash: To compute a function that takes an input, and then outputs an alphanumeric string known as the “hash value.”
•
Hashrate: The speed at which a miner can produce computations (hashes) using the Bitcoin network’s algorithm, expressed in hashes per second. The hashrate of all miners on a particular network is referred to as the hashrate of the network.

•
Miner: Individuals or entities who operate a computer or group of computers that compete to mine blocks. Bitcoin miners who successfully mine blocks are rewarded with new Bitcoin as well as any transaction fees.

•	Mining: The process by which new blocks are created, and thus new transactions are added to the blockchain.
•
Mining pools: Mining pools are platforms for miners to contribute their hashrate in exchange for digital assets, including Bitcoin, and in some cases regardless of whether the pool effectively mines any block. Miners tend to join pools to increase payout frequency, with pools generally offering daily payouts, and to externalize to the pool the risk of a block taking longer than statistically expected from the network difficulty. Mining pools offers these services in exchange for a fee.

•	MW: Megawatts. 1MW equals 1,000 kilowatts.
•	Proof-of-work: A protocol for establishing consensus across a system that ties mining capability to computational power. Hashing a block, which is in itself an easy computational process, now requires each miner to solve for a certain difficulty variable periodically adjusted by the Bitcoin network protocol. In effect, the process of hashing each block becomes a competition and, as a result, the overall process of hashing requires time and computational effort.
•
Proof-of-stake: An alternative consensus protocol, in which a “validator” typically may use their own digital assets to validate transactions or blocks. Validators may “stake” their digital assets on whichever transactions they choose to validate. If a validator validates a block (group of transactions) correctly, it will receive a reward. Typically, if a validator verifies an incorrect transaction, it may lose the digital assets that it staked. Proof-of-stake generally requires a negligible amount of computing power compared to Proof-of-work.

•	Protocol: The software that governs how a blockchain operates.
•	REC: Renewable Energy Certificate.
•	SEC: Securities and Exchange Commission.
•	TH/s: Terahash per second. 1 TH/s equals one trillion hashes per second (1,000,000,000,000 h/s).
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PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus forms a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Iris Energy,” “we,” “us,” “our,” “its,” and the “Company” refer to the registrant and its consolidated subsidiaries.
Overview of our Company
We are a leading owner and operator of institutional-grade, highly efficient proprietary Bitcoin mining data centers powered by 100% renewable energy. Our mining operations generate revenue by earning Bitcoin through a combination of block rewards and transaction fees from the operation of our specialized computers called ASICs (which we refer to as “Bitcoin miners”) and exchanging these Bitcoin for fiat currencies, such as U.S. dollars or Canadian dollars, on a daily basis.
We have been mining Bitcoin since 2019. We liquidate all the Bitcoin we mine daily and therefore do not have any Bitcoin held on our balance sheet as of December 31, 2022. To date we have utilized Kraken, a U.S.-based digital asset trading platform, to liquidate the Bitcoin we mine. The mining pools that we utilize for the purposes of our Bitcoin mining transfer the Bitcoin that we have mined to Kraken on a daily basis. Such Bitcoin is then exchanged for fiat currency on the Kraken exchange or via its over-the-counter trading desk on a daily basis.
We are a vertically integrated business, and both own and operate our Bitcoin miners, as well as our infrastructure. We target development of Bitcoin mining facilities in regions where there are low-cost, abundant and attractive renewable energy sources. We have ownership of our proprietary data centers and electrical infrastructure, including freehold and long-term leasehold land. This provides us with security and operational control over our assets. Long-term asset ownership also allows our business to benefit from more sustainable cash flows in comparison with miners that rely upon third-party hosting services or short-term land leases which may be subject to termination rights, profit sharing arrangements and/or potential changes to contractual terms such as pricing. We regularly assess opportunities to utilize our available data center capacity, including via potential third-party hosting. We also focus on grid-connected power access which not only helps to ensure we are able to utilize a reliable, long-term supply of power, but also provides us with the ability to support the energy markets in which we operate (for example, through potential participation in demand response, ancillary services provision and load management in deregulated markets such as Texas).
In January 2020, we acquired our first site in Canal Flats, located in British Columbia, Canada (“BC”), from PodTech Innovation Inc. and certain of its related parties. This site was our first operational site and has been operating since 2019. In addition, we have constructed, and continue to construct, additional proprietary data centers at our other BC sites in Mackenzie and Prince George. Our Mackenzie site has been operating since April 2022. Our Prince George site commenced operations in September 2022.
Each of our sites in British Columbia are connected to the British Columbia Hydro and Power Authority (“BC Hydro”) electricity transmission network and have been 100% powered by renewable energy since commencement of operations (currently approximately 97% sourced from clean or renewable sources as reported by BC Hydro and approximately 3% sourced from the purchase of RECs). We are also engaged in construction activities at our site in Childress, located in the renewables-heavy Panhandle region of Texas, U.S.
Hardware Purchase Contract and Additional Hardware Purchases
We have an existing $400 million hardware purchase contract with Bitmain Technologies Limited (“Bitmain”) for approximately 10 EH/s of miners (excluding any discount arrangements under the agreement, which may include potential additional miners), originally scheduled to be shipped in batches between October 2022 and September 2023. Under the terms of the contract, Bitmain will determine the market price for each batch prior to each delivery of the applicable batch, subject to an agreed maximum price of $40 per 1 TH/s of miners. As of December 31, 2022, we had approximately $75 million of prepayments pursuant to the hardware purchase contract that had not been utilized (the retranslated carrying amount, less impairment of such prepayments on our balance sheet as of December 31, 2022 was $59.0 million). After giving effect to such unutilized prepayments, the aggregate amount payable with respect to the remaining mining hardware commitments outstanding as at December 31, 2022 under this hardware purchase contract, which represents approximately 7.5 EH/s of additional miners, was approximately $225.0 million (assuming all remaining contracted hardware is acquired at the maximum price of $40 per 1 TH/s, and excluding shipping costs and taxes). Such amount is payable in installments with respect to each separate batch of miners from July 2022 through to July 2023 pursuant to the original contract schedule.
Under the contract, six months prior to shipment of each batch of miners, we are required to pay 45% of the purchase price for such batch and another 30% of the purchase price for such batch one month prior to shipment and, if we fail to pay the remaining commitments as and when they become due (and fail to make a written request to Bitmain no less than five business days prior to the relevant deadline and obtain Bitmain’s written consent), Bitmain is entitled to terminate the shipment of the respective batch of equipment and we will be liable for reasonable, non-penalty liquidated damages of 20% of the purchase price of such batch. If there is any remaining balance after deducting the non-penalty liquidated damages from prepayments made under this contract, we are entitled to a refund of such remaining balance free of any interest, although there can be no assurance that Bitmain will refund such amounts on a timely basis or that Bitmain will not make other claims that it is entitled to retain such amounts. If we fail to pay down payments due under this contract by the prescribed deadlines, we may also be responsible for any loss incurred by Bitmain in relation to the production or procurement of that relevant batch of mining hardware.
In January 2023, we utilized $8.3 million of our outstanding prepayments under the Bitmain contract to concurrently purchase from Bitmain and on-sell 0.8 EH/s of this 7.5 EH/s of additional miners (the retranslated carrying amount, less impairment of the prepayment utilized in such transaction as of December 31, 2022 was $6.2 million). This transaction generated net proceeds to the Group of approximately $6.2 million (after utilizing a portion of such proceeds to pay the remaining purchase price of such miners).
In addition, on February 8, 2023, we entered into an agreement to purchase the remaining 6.7 EH/s of contracted new S19j Pro miners under the Bitmain contract. The purchase will be funded by utilizing our remaining prepayments under the Bitmain contract of $66.7 million (the retranslated carrying amount, less impairment of such prepayments on our balance sheet as of December 31, 2022 was $52.8 million), including a concurrent sale of 2.3 EH/s of the remaining 6.7 EH/s contracted miners to a third party pursuant to the same agreement with Bitmain. As a result, we will acquire an aggregate of 4.4 EH/s of new S19j Pro miners pursuant to these transactions without any additional cash outlay. Our 180MW of data center capacity across British Columbia and Texas, is expected to power 5.5 EH/s of high efficiency S19j Pro miners (29.5 J/TH) over the coming months. We are considering options for the sale of surplus miners (above 5.5 EH/s of self mining capacity) to re-invest in growth initiatives and/or corporate purposes.
Following the consummation of this transaction, both we and Bitmain will have fully performed all of our respective purchase and sale obligations under the contract, and we will have no remaining purchase or payment commitments under the contract following receipt of delivery of such shipments.
Receipt of Notices of Alleged Defaults Under Certain Miner Equipment Financing Agreements
In November 2022, three wholly-owned, non-recourse special purpose vehicles of the Company (“Non-Recourse SPV 1,” “Non-Recourse SPV 2” and “Non-Recourse SPV 3,” and collectively the “Non-Recourse SPVs”) received notices of defaults from the lenders under their respective limited recourse equipment financing facilities (each a “Facility” and, together, the “Facilities”).
Background
We have entered into three Facilities, each with a separate Non-Recourse SPV, pursuant to which certain lending entities of New York Digital Investment Group LLC (“NYDIG”) agreed to finance part of the purchase price of various miners that have been, or are scheduled to be, delivered to certain subsidiaries of the Company (the Company together with its subsidiaries, collectively constituting, the “Group”). Non-Recourse SPV 1 repaid all outstanding amounts (approximately $1.3 million) under the SPV 1 Financing Agreement (as defined below) in December 2022. As of December 31, 2022, the Group had approximately $103.4 million aggregate principal amount of loans outstanding under the Facilities with Non-Recourse SPV 2 and Non-Recourse SPV 3. The Facilities are non-recourse to any other Group entities, including the Company. As a result, the lender to each Non-Recourse SPV has no recourse to, and no cross-collateralization with respect to, assets of the Company or any of its other subsidiaries pursuant to the terms of such Facilities.

The Facilities with Non-Recourse SPV 1 and Non-Recourse SPV 2 are governed by master equipment finance and security agreements with NYDIG ABL LLC (formerly known as Arctos Credit, LLC) (the “SPV 1 Financing Agreement” and “SPV 2 Financing Agreement,” respectively). The Facility with Non-Recourse SPV 1 provides for $4.2 million aggregate principal amount in loans with a contractual term of up to 30 months, and is secured by an aggregate of approximately 0.2 EH/s of miners as well as other assets of Non-Recourse SPV 1. The Facility with Non-Recourse SPV 2 provides for $49.7 million aggregate principal amount in loans with a contractual term of 28 months, and is secured by an aggregate of approximately 1.6 EH/s of miners as well as other assets of Non-Recourse SPV 2. The loans under both Facilities carry an interest rate of 12% per annum (currently accruing interest in the case of the Facility with Non-Recourse SPV 2, at the default rate of 18% per annum and a late fee of 5% per annum) and were originally scheduled to be repaid through monthly payments of interest and/or principal from January 2021 through June 2023 (for the Facility with Non-Recourse SPV 1) and June 2021 through September 2023 (for the Facility with Non-Recourse SPV 2).
The Facility with Non-Recourse SPV 3 is governed by a limited recourse equipment finance and security agreement with NYDIG ABL LLC (the “SPV 3 Financing Agreement” and together with the SPV 1 Financing Agreement and SPV 2 Financing Agreement, the “Financing Agreements”). The Facility with Non-Recourse SPV 3 provides for $71.2 million in loans with a contractual term of 25 months, and is secured by an aggregate of approximately 2.0 EH/s of miners as well as other assets of Non-Recourse SPV 3. The loan carries an applicable interest rate of 11% per annum (currently accruing interest at the default rate of 15% per annum; a late fee of 5% is applicable prior to an event of default) and was originally scheduled to be repaid through monthly payments of interest and/or principal from April 2022 through April 2024.
Each of the Financing Agreements contain customary affirmative and negative covenants, including restrictions on the ability of each of the relevant Non-Recourse SPV to incur liens on the equipment securing the Facilities, consummate mergers, dispose of assets or make investments. These covenants apply with respect to the applicable Non-Recourse SPV, but not to Iris Energy Limited. Each of these Financing Agreements also contain customary events of default.
Upon an event of default under a Facility, the lender under such Facility may pursue various remedies, including (a) bringing claims for liquidated damages, specific performance or other claims, (b) foreclosing upon the collateral securing such Facility by requiring the relevant Non-Recourse SPV to assemble and make available to the lender the miners and all digital assets mined therewith; entering the premises where any of the relevant Non-Recourse SPV’s miners are located and repossessing such miners; using the relevant Non-Recourse SPV’s premises for storage without rent or liability; selling, leasing or otherwise disposing of the relevant miners to a third party; disabling the miners and/or taking possession of the relevant miners and continuing the relevant Non-Recourse SPV’s operations; or otherwise foreclosing upon such miners, (c) accelerating all obligations of the relevant Non-Recourse SPV to be immediately due and payable, including liquidated damages, (d) remedying such event of default for the account of and at the expense of the relevant Non-Recourse SPV, or (e) any other applicable remedies under applicable law, including appointment of a receiver. Any amounts payable under the Facilities with Non-Recourse SPV 1 and Non-Recourse SPV 2 that are not paid when due will accrue interest at a default rate of 18% per annum. Upon an event of default under the Facility with Non-Recourse SPV 3, the interest rate applicable under Facility automatically increases to a default rate of 15% per annum. In addition, if any payment under any of the Facilities is not received when due, a late fee of 5% per annum on the overdue amount is payable upon demand from the lender under each Facility.
The Notices of Alleged Default of Facilities
On November 4, 2022, the Non-Recourse SPVs received notices of defaults from the lender under their respective Facilities alleging the occurrence of certain defaults and potential events of default, and purporting to declare the loans under the Facilities of Non-Recourse SPV 2 and Non-Recourse SPV 3 immediately due and payable. Further, on November 18, 2022, the Non-Recourse SPVs received notices stating that the entire principal amount of each Facility was immediately due and payable pursuant to the prior notice, due to (a) the failure by Non-Recourse SPV 2 and Non-Recourse SPV 3 to make the necessary payments and (b) the alleged failure by Non-Recourse SPV 1 to maintain sufficient insurance. As of November 29, 2022, the lenders claimed there was aggregate outstanding indebtedness, including outstanding principal, accrued interest, prepayment premium and late fees, of approximately $1.1 million, $34.6 million and $76.3 million for each of the Facilities with Non-Recourse SPV 1, Non-Recourse SPV 2 and Non-Recourse SPV 3, respectively.

Non-Recourse SPV 1 repaid all outstanding amounts (approximately $1.3 million) under the SPV 1 Financing Agreement in December 2022. As of December 31, 2022, the outstanding principal and interest balance owed by each of the Non-Recourse SPV was $0.0 million, $35.0 million and $77.2 million for Non-Recourse SPV 1, Non-Recourse SPV 2 and Non-Recourse SPV 3, respectively.
We do not expect Non-Recourse SPV 2 and Non-Recourse SPV 3 to have sufficient funds or other resources to pay the amounts due upon acceleration of their respective Facilities in full, or that such Non-Recourse SPVs will be able to refinance, restructure or modify the terms of their Facilities, and the Group does not intend to provide further financial support to Non-Recourse SPV 2 and Non-Recourse SPV 3.
The lender to Non-Recourse SPV 2 and Non-Recourse SPV 3 is taking steps to enforce the indebtedness and its rights in the collateral securing such limited recourse facilities (including the approximately 3.6 EH/s of miners securing such facilities and other assets of such Non-Recourse SPVs), and appointed a receiver to Non-Recourse SPV 2 and Non-Recourse SPV 3 on February 3, 2023.
The Facilities with Non-Recourse SPV 2 and Non-Recourse SPV 3 are secured by miners with operating capacity of approximately 3.6 EH/s (as well as other assets of such Non-Recourse SPVs).
See “Risk Factors – Risks Related to Our Bitcoin Mining Business – We have received notices of acceleration with respect to each of our equipment financing facilities, which is expected to result in foreclosure upon the collateral securing such debt and will have a material adverse effect on our business, financial condition, cash flows and results of operations and may cause the market value of our ordinary shares to decline” for a discussion of the risks associated with the defaults under the financing facilities.
Recent Developments
Market Events Impacting the Crypto Industry
Recent market events in the crypto industry have negatively market sentiment towards the broader crypto industry. There has also been a decline in the value of cryptocurrencies generally, including the value of Bitcoin, in connection with these events, which has impacted the Group from a financial and operational perspective. We expect that any further declines will further impact the business and operations of the Group, and if such declines are significant, it could result in reduced revenue and operating cash flows and increased net operating losses, and could also negatively impact our ability to raise additional financing. See “Item 3.D. Key Information—Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended June 30, 2022 for further information around the risks related to decreases in the price of Bitcoin.
Market Events Impacting Digital Asset Trading Platforms
Recent market events in the crypto industry have involved and/or impacted certain digital asset trading platforms. As described under “—Overview of Our Company,” the mining pools that we utilize for the purposes of our Bitcoin mining transfer the Bitcoin we mine to Kraken on a daily basis. Such Bitcoin is then exchanged for fiat currency on the Kraken exchange or via its over-the-counter trading desk on a daily basis.
Because we exchange the Bitcoin we mine for fiat currency on a daily basis, we believe we have limited exposure to fluctuations in the value of Bitcoin with respect to the Bitcoin that we mine once we have mined such Bitcoin. In addition, we withdraw fiat currency proceeds from Kraken on a daily basis utilizing Etana Custody, a third-party custodian, to facilitate the transfer of such proceeds to one or more of our banks or other financial institutions. As a result, we have only limited amounts of Bitcoin and fiat currency with Kraken and Etana Custody at any time, and accordingly we believe we have limited exposure to potential risks related to excessive redemptions or withdrawals of digital assets or fiat currencies from, or suspension of redemptions or withdrawals of digital assets or fiat currencies from, Kraken, Etana Custody or any other digital asset trading platform or custodian we may use in the future for purposes of liquidating the Bitcoin we mine on a daily basis. However, if Kraken, Etana Custody or any such other digital asset trading platform or custodian suffers excessive redemptions or withdrawals of digital assets or fiat currencies, or suspends redemptions or withdrawals of digital assets or fiat currencies, as applicable, any Bitcoin we have transferred to such platform that has not yet been exchanged for fiat currency, as well as any fiat currency that we have not yet withdrawn, as applicable, would be at risk.
In addition, if any such event were to occur with respect to Kraken, Etana Custody or any such other digital asset trading platform or custodian we utilize to liquidate the Bitcoin we mine, we may be required to, or may otherwise determine it is appropriate to, switch to an alternative digital asset trading platform and/or custodian, as applicable. We do not currently use any other digital asset trading platforms or custodians to liquidate the Bitcoin we mine. While we expect to continue to utilize Kraken and Etana Custody, there are numerous alternative digital asset trading platforms that operate exchanges and/or over-the-counter trading desks with similar functionality to Kraken, and there are also several alternative funds transfer arrangements for facilitating the transfer of fiat currency proceeds from Kraken either with or without the use of a third-party custodian. We believe we have the ability to switch to one or more alternative digital asset trading platforms and/or funds transfer arrangements to liquidate Bitcoin we mine and transfer the fiat currency proceeds without material expense or delay. As a result, we do not believe our business is substantially dependent on the Kraken digital asset trading platform or Etana Custody third-party custodian services.
However, digital asset trading platforms and third-party custodians, including Kraken and Etana Custody, are subject to a number of risks outside our control which could impact our business. In particular, during any intervening period in which we are switching digital asset trading platforms and/or third-party custodians, we could be exposed to credit risk with respect to any Bitcoin or fiat currency held by them. In addition, we could be exposed to fluctuations in the value of Bitcoin with respect to the Bitcoin that we mine during such period or that was previously mined but has not yet been exchanged for fiat currency. See “—Digital asset trading platforms for Bitcoin may be subject to varying levels of regulation, which exposes our digital asset holdings to risks” and “—We may temporarily store our Bitcoin on digital asset trading platforms which could subject our Bitcoin to the risk of loss or access” under “Item 3.D. Key Information—Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended June 30, 2022 for further information.
Termination of Intra-Group Hosting Arrangements
In connection with receipt of the relevant notices of acceleration in November 2022 described above under “—Overview of our Company—Mining Equipment Financing Agreements”, certain other of the Group's subsidiaries have terminated their respective hosting arrangements with certain of the relevant special purpose vehicles. As a result of the termination of such hosting arrangements, none of the approximately 3.6 EH/s of miners owned by such special purpose vehicles are operating. Excluding such miners, the remaining operating capacity at each of Canal Flats, Mackenzie and Prince George, as of December 31, 2022, is approximately 0.5 EH/s, 0.3 EH/s, and 0.4 EH/s, respectively. This in turn has (i) resulted in a material reduction in our operating capacity, (ii) increased the Company's electricity costs per Bitcoin mined as a result of higher demand charges (i.e., fixed charges) per Bitcoin mined and (iii) adversely impacted our operating metrics. In particular, with a lower operating capacity, increased electricity costs per Bitcoin mined and a decline in the price of Bitcoin over recent months, we have experienced, and expect to continue to experience, a reduction in the Group's revenue and operating cash flows, resulting in net operating losses. We expect to utilize our available data center capacity with additional miners that we have agreed to purchase from Bitmain as described under “Overview of Our Company—Hardware Purchase Contract and Additional Hardware Purchases.” However, we expect such impacts to continue until such time, if at all, as we are able to re-utilize our available data center capacity and increase our operating capacity. See “Risk Factors—Risks Related to Our Bitcoin Mining Business” for more information. The Group had no debt facilities outstanding other than such limited recourse equipment financing facilities as of December 31, 2022.
Continued Focus on Growth Strategy
Following completion of our recent acquisition of additional mining hardware as described under “Overview of Our Company—Hardware Purchase Contract and Additional Mining Hardware Purchases,” we expect that our existing available data center capacity across our sites will be substantially utilized. However, we have the ability to further grow our data center capacity at our existing site in Childress (from the initial 20MW up to the total potential site capacity of 600MW) and potentially also at new sites in the future. Our business strategy remains focused on expanding our self-mining capacity by further growing our available data center capacity and acquiring additional miners.
Legal Proceedings
The Company is aware that on December 14, 2022, a putative securities class action complaint naming the Company and certain of its directors and officers was filed in the U.S. District Court for the District of New Jersey. The filed complaint asserts claims under Section 10(b) and 20(a) of the Securities Exchange Act of 1934 and Sections 11 and 15 of the Securities Act of 1933, contending that certain of the Company's statements, including with respect to its equipment financing arrangements, were allegedly false or misleading. The Company believes these claims are without merit and intends to defend itself vigorously.

The Committed Equity Financing
On September 23, 2022, we entered into the Purchase Agreement and a registration rights agreement (the “Registration Rights Agreement”) with B. Riley Principal Capital II. Pursuant to the Purchase Agreement, we have the right to sell to B. Riley Principal Capital II up to $100.0 million of our Ordinary shares, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of our Ordinary shares pursuant to the Purchase Agreement, and the timing of any sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley Principal Capital II under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by B. Riley Principal Capital II of up to 25,000,000 Ordinary shares, including (i) up to 24,801,826 Ordinary shares that we may elect, in our sole discretion, to issue and sell to B. Riley Principal Capital II, from time to time from and after the Commencement Date (defined below) under the Purchase Agreement, and (ii) 198,174 Ordinary shares that we expect to issue to B. Riley Principal Capital II on or prior to the Commencement (defined below) in consideration for its irrevocable commitment to purchase our Ordinary shares that we may, in our sole discretion, direct it to make from time to time after the date of this prospectus pursuant to the Purchase Agreement.
Upon the initial satisfaction of the conditions to B. Riley Principal Capital II’s purchase obligations set forth in the Purchase Agreement (the “Commencement”), including that the registration statement of which this prospectus forms a part be declared effective by the SEC, we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period beginning on the date the Commencement occurs (the “Commencement Date”), to direct B. Riley Principal Capital II to purchase a specified number of our Ordinary shares (each, a “Purchase”), not to exceed: (i) in the case of a “VWAP Purchase-Type A,” the lesser of (a) 2,000,000 of our Ordinary shares and (b) 10.0% of the total aggregate number (or volume) of our Ordinary shares traded on Nasdaq during the applicable Purchase Valuation Period (as defined below) for such Purchase; and (ii) in the case of a “VWAP Purchase-Type B,” the lesser of (a) 2,000,000 of our Ordinary shares and (b) 20.0% of the total aggregate number (or volume) of our Ordinary shares traded on Nasdaq during the applicable Purchase Valuation Period (as defined below) for such Purchase (in each case, the lesser of such number of shares, the “Purchase Maximum Amount” and such specified number of shares to be purchased by the Holder in such Purchase, adjusted to the extent necessary to give effect to the applicable Purchase Maximum Amount and certain additional limitations set forth in the Purchase Agreement, the “Purchase Share Amount”), by timely delivering written notice to B. Riley Principal Capital II (each, a “Purchase Notice”) prior to 9:00 a.m., New York City time, on any trading day (each, a “Purchase Date”), so long as (a) the closing sale price of our Ordinary shares on Nasdaq on the trading day immediately prior to such Purchase Date is not less than $1.00, subject to adjustment as set forth in the Purchase Agreement (such price, as may be adjusted from time to time in accordance with the Purchase Agreement, the “Threshold Price”), and (b) all of our Ordinary shares subject to all prior purchases effected by us under the Purchase Agreement with Purchase Share Delivery Dates (as defined below) prior to the Purchase Date have been received by B. Riley Principal Capital II prior to the time we deliver such Purchase Notice to B. Riley Principal Capital II.
The per share purchase price that B. Riley Principal Capital II is required to pay for our Ordinary shares in a Purchase effected by us pursuant to the Purchase Agreement, if any, will equal to ninety-seven percent (97%) of the volume weighted average price of our Ordinary shares (the “VWAP”), calculated in accordance with the Purchase Agreement, for the period (the “Purchase Valuation Period”) beginning at the official open (or “commencement”) of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, and ending at the earliest to occur of (i) 3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date, (ii) such time that the total aggregate number (or volume) of our Ordinary shares traded on Nasdaq during such Purchase Valuation Period (calculated in accordance with the Purchase Agreement) reaches the applicable share volume maximum amount for such Purchase (the “Purchase Share Volume Maximum”), calculated by dividing (a) in the case of a VWAP Purchase-Type A, (1) the applicable Purchase Share Amount for such Purchase by (2) 0.10 and (b) in the case of a VWAP Purchase-Type B, (1) the applicable Purchase Share Amount for such Purchase by (2) 0.20, and (iii) to the extent that the Company elects in the applicable Purchase Notice that the Purchase Valuation Period will also be determined by the Minimum Price Threshold (as defined below), such time that the trading price of our Ordinary shares on Nasdaq during such Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable minimum price threshold for such Purchase specified by us in the Purchase Notice for such Purchase, or if we do not specify a minimum price threshold in such Purchase Notice, a price equal to 75.0% of the closing sale price of our Ordinary shares on the trading day immediately prior to the applicable Purchase Date for such Purchase (the “Minimum Price Threshold”).
In the event that we elect in the applicable Purchase Notice that the Purchase Valuation Period will also be determined by the Minimum Price Threshold, for purposes of calculating the volume of our Ordinary shares traded during a Purchase Valuation Period, as well as the VWAP for a Purchase Valuation Period, the following transactions, to the extent they occur during such Purchase Valuation Period, are excluded: (x) the opening or first purchase of the Ordinary shares at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase and (y) the last or closing sale of the Ordinary shares at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase.
In the event that we do not elect in the applicable Purchase Notice that the Purchase Valuation Period will also be determined by the Minimum Price Threshold, the calculation of the volume of our Ordinary shares traded during a Purchase Valuation Period and the VWAP for a Purchase Valuation Period will exclude the following transactions, to the extent they occur during such Purchase Valuation Period: (x) the opening or first purchase of the Ordinary shares at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, (y) the last or closing sale of the Ordinary shares at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, and (z) all trades of the Ordinary shares on Nasdaq during such Purchase Valuation Period at a price below the applicable Minimum Price Threshold for such Purchase.
In addition to the regular Purchases described above, after the Commencement, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct B. Riley Principal Capital II to purchase, on any trading day, including the same Purchase Date on which a regular Purchase is effected (if any, although we are not required to effect an earlier regular Purchase on such trading day), a specified number of our Ordinary shares (each, an “Intraday Purchase”), not to exceed: (i) in the case of an Intraday VWAP Purchase-Type A, the lesser of (a) 2,000,000 of our Ordinary shares and (b) 10.0% of the total aggregate volume of our Ordinary shares traded on Nasdaq during the applicable “Intraday Purchase Valuation Period” (determined in the same manner as for a regular Purchase) for such Intraday Purchase; and (ii) in the case of an Intraday VWAP Purchase-Type B, the lesser of (a) 2,000,000 of our Ordinary shares and (b) 20.0% of the total aggregate volume of our Ordinary shares traded on Nasdaq during the applicable Intraday Purchase Valuation Period (in each case, such lesser number of shares, the “Intraday Purchase Maximum Amount” and such specified number of shares, adjusted to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount, the “Intraday Purchase Share Amount”), by the delivery to B. Riley Principal Capital II of an irrevocable written purchase notice, after 10:00 a.m., New York City time (and after the Purchase Valuation Period for any prior regular Purchase (if any) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) have ended), and prior to the earlier of (a) 3:30 p.m., New York City time, on such Purchase Date and (b) such time that is exactly thirty minutes immediately prior to the official close of the primary (or “regular”) trading session on the Trading Market (or, if our Ordinary shares are then listed on an Eligible Market (as defined below), on such Eligible Market) on such Purchase Date if the Trading Market (or such Eligible Market, as applicable) has previously publicly announced that the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date shall be earlier than 4:00 p.m., New York City time, on such Purchase Date (each, an “Intraday Purchase Notice”), so long as (i) the closing sale price of our Ordinary shares on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all of our Ordinary shares subject to all prior Purchases and all prior Intraday Purchases by B. Riley Principal Capital II prior to the relevant Purchase Date under the Purchase Agreement have been received by B. Riley Principal Capital II prior to the time we deliver such Intraday Purchase Notice to B. Riley Principal Capital II.
The per share purchase price for our Ordinary shares that we elect to sell to B. Riley Principal Capital II in an Intraday Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a regular Purchase (including the same fixed percentage discounts to the applicable VWAP as in the case of a regular Purchase, as described above), provided that the VWAP for each Intraday Purchase effected on a Purchase Date will be calculated over different periods during the regular trading session on Nasdaq on such Purchase Date, each of which will commence and end at different times on such Purchase Date.

There is no upper limit on the price per share that B. Riley Principal Capital II could be obligated to pay for our Ordinary shares we may elect to sell to it in any Purchase or any Intraday Purchase under the Purchase Agreement. In the case of Purchases and Intraday Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of our Ordinary shares to be purchased by B. Riley Principal Capital II in a Purchase or an Intraday Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Purchase or Intraday Purchase (as applicable), in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or price threshold amounts.
From and after Commencement, we will control the timing and amount of any sales of our Ordinary shares to B. Riley Principal Capital II. Actual sales of our Ordinary shares to B. Riley Principal Capital II under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Ordinary shares and determinations by us as to the appropriate sources of funding for our business and operations.
We may not issue or sell any share of our Ordinary shares to B. Riley Principal Capital II under the Purchase Agreement which, when aggregated (i) with all other Ordinary shares then beneficially owned by B. Riley Principal Capital II (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in B. Riley Principal Capital II beneficially owning more than 4.99% of the outstanding Ordinary shares (the “Beneficial Ownership Limitation”), or (ii) with all other Ordinary shares then beneficially owned by B. Riley Principal Capital II and its affiliates, would exceed a regulatory threshold that would trigger an approval being required from a governmental authority (including, without limitation, the Foreign Acquisitions and Takeovers Act 1975 (Cth)) (a “Regulatory Approval”).
The net proceeds to us from sales that we elect to make to B. Riley Principal Capital II under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell our Ordinary shares to B. Riley Principal Capital II. We expect that any proceeds received by us from such sales to B. Riley Principal Capital II will be used to fund our growth initiatives (including hardware purchases and acquisition and development of data center sites and facilities), and for working capital and general corporate purposes.
There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition on entering into any other “committed equity fund,” “equity line of credit” or similar transaction as described in the Purchase Agreement during the term of the Purchase Agreement. See “Plan of Distribution (Conflict of Interest)” for more information regarding this restriction.
B. Riley Principal Capital II has agreed that none of B. Riley Principal Capital II, its sole member or any entity managed or controlled by B. Riley Principal Capital II or its sole member, or any of their respective officers, will engage in or effect, directly or indirectly, for its own account or for the account of any other of its affiliates, any short sales of our Ordinary shares or hedging transaction that establishes a net short position in our Ordinary shares during the term of the Purchase Agreement.
The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month following the 24-month anniversary of the Commencement Date, (ii) the date on which the Holder shall have purchased from us under the Purchase Agreement our Ordinary shares for an aggregate gross purchase price of $100.0 million, (iii) the date on which our Ordinary shares shall have failed to be listed or quoted on Nasdaq or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement (“Eligible Market”) for a period of one trading day, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of our property or we make a general assignment for the benefit of creditors.
We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon five trading days’ prior written notice to B. Riley Principal Capital II. We and B. Riley Principal Capital II may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective during the pendency of any Purchase or any Intraday

Purchase that has not then fully settled in accordance with the Purchase Agreement. Neither we nor B. Riley Principal Capital II may assign or transfer our respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or B. Riley Principal Capital II.
As consideration for B. Riley Principal Capital II’s commitment to purchase our Ordinary shares at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, we expect to issue, on or prior to the Commencement (as defined herein), 198,174 Commitment Shares to B. Riley Principal Capital II. Furthermore, we have agreed to reimburse B. Riley Principal Capital II for the reasonable legal fees and disbursements of B. Riley Principal Capital II’s legal counsel in an amount not to exceed $125,000 in connection with the execution of the Purchase Agreement and Registration Rights Agreement, as well as certain ongoing disbursements of its legal counsel up to $7,500 per quarter in connection with B. Riley Principal Capital II’s ongoing due diligence and review of deliverables.
The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.
We do not know what the purchase price for our Ordinary shares will be and therefore cannot be certain as to the number of shares we might issue to B. Riley Principal Capital II under the Purchase Agreement after the Commencement Date. As of December 31, 2022, there were 54,982,916 Ordinary shares outstanding. Although the Purchase Agreement provides that we may sell up to $100.0 million of our Ordinary shares to the B. Riley Principal Capital II, 25,000,000 Ordinary shares are being registered under the Securities Act for resale by the Holder under this prospectus, which represents (i) the 198,174 Commitment Shares that we expect to issue on or prior to the Commencement to B. Riley Principal Capital II in consideration for its irrevocable commitment to purchase our Ordinary shares that we may, in our sole discretion, direct it to make from time to time after the date of this prospectus pursuant to the Purchase Agreement and (ii) up to 24,801,826 of our Ordinary shares that may be issued to B. Riley Principal Capital II from and after the Commencement Date, if and when we elect to sell shares to B. Riley Principal Capital II under the Purchase Agreement. If all of the shares offered for resale by B. Riley Principal Capital II under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 31.3% of outstanding Ordinary shares as of December 31, 2022.
The number of our Ordinary shares ultimately offered for resale by B. Riley Principal Capital II through this prospectus is dependent upon the number of Ordinary shares, if any, we elect to sell to B. Riley Principal Capital II under the Purchase Agreement from and after the Commencement Date. The issuance of our Ordinary shares to B. Riley Principal Capital II pursuant to the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of Ordinary shares that our existing shareholders own will not decrease, the Ordinary shares owned by our existing shareholders will represent a smaller percentage of our total outstanding Ordinary shares after any such issuance.
Summary Risk Factors
Investing in our Ordinary shares involves substantial risk. You should carefully consider all the information in this prospectus prior to investing in our Ordinary shares. There are several risks related to our business and our ability to leverage our strengths and execute our strategies described elsewhere in this prospectus that are described under “Risk Factors” elsewhere in this prospectus. Among these important risks are risks associated with the following:
Risks Related to the Committed Equity Financing
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It is not possible to predict the actual number of Ordinary shares, if any, we will sell under the Purchase Agreement to B. Riley Principal Capital II, or the actual gross proceeds resulting from those sales.

•	Investors who buy Ordinary shares from the Holder at different times will likely pay different prices.
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The sale and issuance of our Ordinary shares to the Holder will cause dilution to our existing shareholders, and the sale of Ordinary shares acquired by the Holder, or the perception that such sales may occur, could cause the price of our Ordinary shares to fall.

•	We may use proceeds from sales of our Ordinary shares made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.
Risks Related to Taxation
•	Future developments regarding the treatment of digital assets for U.S. federal income and foreign tax purposes could adversely impact our business.
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There can be no assurance that we will not be a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. investors.

•	If a United States person is treated as owning at least 10% of our Ordinary shares, such holder may be subject to adverse U.S. federal income tax consequences.
Risks Related to Our Bitcoin Mining Business
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We have a limited operating history, with operating losses as the business has grown. If we cannot sustain greater revenues than our operating costs, we will incur operating losses, which could adversely impact our strategy, operations and financial performance.

•	We may be unable to raise additional capital needed to fulfill our capital commitments or grow our business and achieve our expansion plans.
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We have received notices of acceleration with respect to each of our equipment financing facilities, which is expected to result in foreclosure upon the collateral securing such debt and will have a material adverse effect on our business, financial condition, cash flows and results of operations and may cause the market value of our ordinary shares to decline.

•	Our operating expansion plans have been delayed due to market conditions, and our business and operating plan may be altered further due to several factors.
•	Our future success will depend significantly on the price of Bitcoin, which is subject to risk and has historically been subject to significant price volatility, as well as a number of other factors.
•	Our operating results have fluctuated significantly and may continue to fluctuate significantly as a result of a number of different factors.
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Our business is highly dependent on a small number of digital asset mining equipment suppliers. Failure of our suppliers to perform under the relevant supply contracts, or of our ability to fulfill our obligations thereunder, could materially impact our operating results and financial condition.

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Our principal outstanding hardware purchase contract is under discussion with Bitmain. We have ceased making further payments under that contract, and there can be no assurance as to the outcome of those discussions or our ability to acquire the remainder of our contracted miners under that contract.

•	We may not be able to procure mining hardware on commercially acceptable terms or sufficient funding may not be available to finance the acquisition of mining hardware.
•	Any electricity outage, limitation of electricity supply or increase in electricity costs could materially impact our operations and financial performance.
•	Any critical failure of key electrical or data center equipment may result in material impacts to our operations and financial performance.
•	Serial defects in our ASICs and other equipment may result in underperformance relative to expectations and impact our financial performance.
•	Supply chain and logistics issues for us or our suppliers may delay our expansion plans or increase the cost of constructing our infrastructure.
Risks Related to Bitcoin
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The transition of digital asset networks such as Bitcoin from proof-of-work mining algorithms to proof-of-stake validation may significantly impact the value of our capital expenditures and investments in machines and real property to support proof-of-work mining, which could make us less competitive and ultimately adversely affect our business and the value of our Ordinary shares.

•	There is a risk of additional Bitcoin mining capacity from competing Bitcoin miners, which would increase the total hashrate and decrease our effective market share.
•	Bitcoin is a form of technology which may become redundant or obsolete in the future.
Risks Related to Third-Parties
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Banks and financial institutions may not provide bank accounts, or may cut off certain banking or other financial services, to digital assets investors or businesses that engage in Bitcoin-related activities or that accept Bitcoin as payment.

Risks Related to Regulations and Regulatory Frameworks
•	The regulatory environment regarding digital asset mining is in flux, and we may become subject to additional regulations that may limit our ability to operate.
•	Our business and financial condition may be materially adversely affected by increased regulation of energy sources.
Risks Related to Being a Foreign Private Issuer
•	We currently report our financial results under IFRS, which differs from U.S. generally accepted accounting principles, or U.S. GAAP.
•	As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company.
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We are an Australian public company with limited liability. The rights of our shareholders may be different from the rights of shareholders in companies governed by the laws of U.S. jurisdictions and may not protect investors in the same similar fashion afforded by incorporation in a U.S. jurisdiction.

Please see “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended June 30, 2022 (“Form 20-F”), our Report on Form 6-K filed on November 21, 2022 and our other filings with the SEC, which are incorporated by reference herein for a discussion of these and other factors you should consider before making an investment in our Ordinary shares.
Company Information
We were originally incorporated under the laws of New South Wales, Australia, on November 6, 2018 as “Iris Energy Pty Ltd” an Australian proprietary company (ACN 629 842 799). On October 7, 2021, we converted into a public company named “Iris Energy Limited” under Australian law and on November 19, 2021, we closed our initial public offering in the United States. Our principal executive offices are located at Level 12, 44 Market Street, Sydney, Australia, and our telephone number is +61 2 7906 8301. We maintain a website at https://irisenergy.co/. Information on our website is not incorporated by reference into or otherwise part of this prospectus. You should rely only on the information contained in this prospectus when making a decision as to whether to invest in the Ordinary shares.
Implications of Being an Emerging Growth Company and a Foreign Private Issuer
Emerging Growth Company
As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). For so long as we remain an emerging growth company, we are eligible to utilize the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to companies that conduct initial public offerings and file periodic reports with the SEC. These provisions include, but are not limited to:
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not being required to comply with the auditor attestation requirements of Section 404 of SOX, the assessment of our internal control over financial reporting, which would otherwise be applicable beginning with the second annual report following the effectiveness of this registration statement;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements, including in this prospectus; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
We will remain an emerging growth company until the first to occur of (i) June 30, 2027, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion or (iii) the last day of the fiscal in which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act, which means the market value of our Ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of the second financial quarter of such financial year; or, if it occurs before any of the foregoing dates, the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.
We have elected to utilize certain of the reduced disclosure obligations in this prospectus and may elect to utilize other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our shareholders may be different than what you might receive from other public reporting companies in which you hold equity interests.
Under Section 107(b) of the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Given that we currently report and expect to continue to report under the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), we will not be able to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.
Foreign Private Issuer
We qualify as a “foreign private issuer” under U.S. securities laws. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from compliance with certain laws and regulations of the SEC, including:
•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

As a foreign private issuer, we are also permitted to follow home country corporate governance practices instead of certain corporate governance practices required by the Nasdaq for U.S. domestic issuers. While we intend to follow most Nasdaq corporate governance listing standards, we intend to follow Australian law for certain corporate governance practices in lieu of Nasdaq corporate governance listing standards as follows:
•	exemption from the requirement to have a compensation committee and a nominating and corporate governance committee composed solely of independent members of the board of directors;
•
exemption from quorum requirements applicable to meetings of shareholders under Nasdaq rules. In accordance with generally accepted business practice and Australian law, our Constitution provides quorum requirements that are generally applicable to meetings of shareholders under Australian law;

•
exemption from the Nasdaq corporate governance listing standards applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq corporate governance listing standards, as permitted by the foreign private issuer exemption; and

•	exemption from the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of share option plans.

We intend to take all actions necessary for us to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the Nasdaq corporate governance rules and listing standards.
Because we are a foreign private issuer, our officers, directors and principal shareholders are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.
We may utilize these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.
Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.
For additional information, see “Item 3.D. Key Information—Risk Factors—Risks Related to Being a Foreign Private Issuer—As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company” and “Item 3.D. Key Information—Risk Factors—General Risk Factors—We are an “emerging growth company” under the JOBS Act and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies” in our Form 20-F, incorporated herein by reference.

THE OFFERING
Issuer
Iris Energy Limited
Ordinary shares offered by the Holder
Up to 25,000,000 Ordinary shares, consisting of:
•
the Commitment Shares, which are the 198,174 Ordinary shares that we expect to issue to B. Riley Principal Capital II on or prior to the Commencement, in consideration of its irrevocable commitment to purchase Ordinary shares at our election under the Purchase Agreement; and

•
up to 24,801,826 Ordinary shares that we may elect, in our sole discretion, to issue and sell to B. Riley Principal Capital II, from time to time from and after the Commencement Date under the Purchase Agreement.

Use of Proceeds
We will not receive any proceeds from any sale of Ordinary shares by the Holder. However, we may receive up to $100.0 million in aggregate gross proceeds from the Holder under the Purchase Agreement in connection with sales of our Ordinary shares that we may elect to make to the Holder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, after the date of this prospectus. We intend to use any proceeds from the Facility to fund our growth initiatives (including hardware purchases and acquisition and development of data center sites and facilities), and for working capital and general corporate purposes. We do not intend to use any material amount of proceeds from the Facility to repay or otherwise discharge existing indebtedness for borrowed money. See “Use of Proceeds.”
Market for Ordinary Shares
Our Ordinary shares are currently traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “IREN”.
Conflict of Interest
B. Riley Principal Capital II, LLC is an affiliate of B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA (as defined below) member. BRS will act as an executing broker that will effectuate resales of our Ordinary shares that may be acquired by B. Riley Principal Capital II from us pursuant to the Purchase Agreement to the public in this offering.
Because B. Riley Principal Capital II will receive all the net proceeds from such resales of our Ordinary shares made to the public through BRS, BRS is deemed to have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, BRS is not permitted to sell our Ordinary shares in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. See “Plan of Distribution (Conflict of Interest).”

Risk Factors
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.
For additional information concerning the offering, see “Plan of Distribution (Conflict of Interest).”

RISK FACTORS
An investment in our Ordinary shares involves a high degree of risk. You should consider carefully the following risks as well as those contained in our Form 20-F, together with the other information contained in this prospectus, before you decide whether to buy our Ordinary shares. If any of the events contemplated by the following discussion of risks should occur, our business, results of operations, financial condition, and cash flows could suffer significantly. As a result, the market price of our Ordinary shares could decline, and you may lose all or part of the money you paid to buy our Ordinary shares.
Risks Related to Our Bitcoin Mining Business
We have received notices of acceleration with respect to each of our equipment financing facilities, which is expected to result in foreclosure upon the collateral securing such debt and will have a material adverse effect on our business, financial condition, cash flows and results of operations and may cause the market value of our ordinary shares to decline.
We have a significant amount of indebtedness, all of which has been incurred by certain wholly-owned special purpose vehicles (“Non-Recourse SPV 1,” “Non-Recourse SPV 2” and “Non-Recourse SPV 3,” and collectively the “Non-Recourse SPVs”) of the Company pursuant to three limited recourse equipment financing facilities (the “Facilities”) that are secured by assets of the relevant Non-Recourse SPVs, including a portion of our miners that are owned by the relevant Non-Recourse SPVs. Non-Recourse SPV 1 repaid all outstanding amounts (approximately $1.3 million) under its Facility in December 2022.
We announced in November 2022 that the miners owned by Non-Recourse SPV 2 and Non-Recourse SPV 3 that secure their respective Facilities produce insufficient cash flow to service their respective debt financing obligations. As of December 31, 2022, we had approximately $103.4 million aggregate principal amount of loans outstanding under such Facilities. Such Facilities are secured by approximately 3.6 EH/s of miners, as well as other assets of the applicable Non-Recourse SPV (such as any cash and cash equivalents, prepayments, tax assets, and any other receivables relating to such Non-Recourse SPVs and miners).
On November 4, 2022, the Non-Recourse SPVs received notices from the lender under their Facilities (a) alleging the occurrence of certain defaults with respect to the Facilities of Non-Recourse SPV 2 and Non-Recourse SPV 3, which notice claimed that such Non-Recourse SPVs had failed to engage in good faith restructuring discussions and that such failure resulted in a payment default, and purported to declare the loans under such Facilities immediately due and payable, and (b) alleging the occurrence of a potential event of default with respect to each of the three Facilities, which notice claimed that each Non-Recourse SPV had failed to maintain sufficient insurance. Non-Recourse SPV 2 and Non-Recourse SPV 3 failed to make the scheduled principal payments under their respective Facilities by the extended due date on November 8, 2022, and such Non-Recourse SPVs received a further notice on November 15, 2022 alleging an event of default as a result of the failure to make such principal payments.
Further, on November 18, 2022, the Non-Recourse SPVs received a notice from the lender stating that the entire principal amount of the Facilities of Non-Recourse SPV 2 and Non-Recourse SPV 3, under which the lender claims there is aggregate outstanding indebtedness of approximately $107.8 million as of November 18, 2022 (including accrued interest and late fees), had been declared immediately due and payable pursuant to the November 4, 2022 purported acceleration notice. Such notice demanded payment in full with respect to each Facility, and stated that if payment is not received in full by November 29, 2022 then the lender intends to take steps to enforce the indebtedness and its rights in the collateral securing the Facilities, including bringing an application for the appointment of a receiver. Following receipt of the purported acceleration notice on November 4, 2022, certain other subsidiaries of the Company terminated their respective hosting arrangements with Non-Recourse SPV 2 and Non-Recourse SPV 3, and none of the approximately 3.6 EH/s of miners owned by such Non-Recourse SPVs are operating, which has materially reduced our operating capacity.
We do not expect Non-Recourse SPV 2 and Non-Recourse SPV 3 to have sufficient funds or other resources to pay the amounts due upon acceleration of their respective Facilities in full, or that such Non-Recourse SPVs will be able to refinance, restructure or modify the terms of their Facilities, and the Group does not intend to provide further financial support to Non-Recourse SPV 2 and Non-Recourse SPV 3. The lender to Non-Recourse

SPV 2 and Non-Recourse SPV 3 is taking steps to enforce the indebtedness and its rights in the collateral securing such limited recourse facilities (including the approximately 3.6 EH/s of miners securing such facilities and other assets of such Non-Recourse SPVs), and appointed a receiver to the Facilities of Non-Recourse SPV 2 and Non-Recourse SPV 3 on February 3, 2023.
The lender may also seek to pursue other remedies available to it with respect to the Facilities of Non-Recourse SPV 2 and Non-Recourse SPV 3, which could lead to bankruptcy or liquidation of the relevant Non-Recourse SPV. The lender under each such Facility could also bring claims against the Company and/or its other subsidiaries, which could result in litigation, substantial costs and divert management’s attention and resources and, if successful, could also result in significant liability for the Company and/or its other subsidiaries.
We expect that the foregoing will have a material adverse effect on our business, financial condition, cash flows and results of operations, and may also cause the market value of our ordinary shares to decline. In addition, the foregoing could also have a material adverse effect on our ability to continue as a going concern, which may exacerbate the risks described under “Item 3.D Key Information—Risk Factors—General Risk Factors—There is substantial doubt about our ability to continue as a going concern” in our Annual Report on Form 20-F. As a result, an investment in our ordinary shares is highly speculative.
If at any time we have additional special purpose vehicles that are borrowers under equipment financing or other facilities, such borrowers could be subject to similar risks to those described above. In particular, the ability of any such borrowers to satisfy obligations under any such facilities may be adversely impacted by fluctuations in the price of Bitcoin, the Bitcoin network global hashrate and other factors outside our control, including those described under “Item 3.D Key Information—Risk Factors—Risks Related to Our Bitcoin Mining Business” in our Annual Report on Form 20-F. To the extent any such other borrowers are unable to make required payments on their debt obligations or they are otherwise unable to comply with covenants under such facilities, a default or event of default may be triggered under such debt obligations. There can be no assurance that any such borrower would be able to restructure, refinance or modify any such facility or obtain a waiver on commercially reasonable terms or otherwise, in which case the relevant lender could seek to accelerate such debt and pursue one or more remedies available to it, including foreclosing on any applicable collateral, any of which could lead to bankruptcy or liquidation of the relevant borrower.
Risks Related to the Committed Equity Financing
It is not possible to predict the actual number of Ordinary shares, if any, we will sell under the Purchase Agreement to B. Riley Principal Capital II, or the actual gross proceeds resulting from those sales.
On September 23, 2022, we entered into the Purchase Agreement with B. Riley Principal Capital II, pursuant to which B. Riley Principal Capital II has committed to purchase up to $100.0 million of our Ordinary shares, subject to certain limitations and conditions set forth in the Purchase Agreement. The Ordinary shares that may be issued under the Purchase Agreement may be sold by us to B. Riley Principal Capital II at our discretion from time to time until the first day of the month next following the 24-month period beginning on the Commencement Date.
We generally have the right to control the timing and amount of any sales of our Ordinary shares to B. Riley Principal Capital II under the Purchase Agreement. Sales of our Ordinary shares, if any, to B. Riley Principal Capital II under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to B. Riley Principal Capital II all, some or none of the Ordinary shares that may be available for us to sell to B. Riley Principal Capital II pursuant to the Purchase Agreement.
Because the purchase price per Ordinary share to be paid by B. Riley Principal Capital II for the Ordinary shares that we may elect to sell to B. Riley Principal Capital II under the Purchase Agreement, if any, will fluctuate based on the market prices of our Ordinary shares at the time we elect to sell shares to B. Riley Principal Capital II pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of Ordinary shares that we will sell to B. Riley Principal Capital II under the Purchase Agreement, the purchase price per share that B. Riley Principal Capital II will pay for Ordinary shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by B. Riley Principal Capital II under the Purchase Agreement.

Because the market prices of our Ordinary shares may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase prices to be paid by B. Riley Principal Capital II for our Ordinary shares that we direct it to purchase under the Purchase Agreement, if any, also may fluctuate significantly based on the market price of our Ordinary shares.
Any issuance and sale by us under the Purchase Agreement of a substantial amount of Ordinary shares in addition to the 25,000,000 Ordinary shares being registered for resale by B. Riley Principal Capital II under this prospectus could cause additional substantial dilution to our shareholders. The number of Ordinary shares ultimately offered for sale by B. Riley Principal Capital II is dependent upon the number of Ordinary shares, if any, we ultimately elect to sell to B. Riley Principal Capital II under the Purchase Agreement. However, even if we elect to sell Ordinary shares to B. Riley Principal Capital II pursuant to the Purchase Agreement, B. Riley Principal Capital II may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices.
Investors who buy Ordinary shares from the Holder at different times will likely pay different prices.
Pursuant to the Purchase Agreement, we will have discretion, to vary the timing, price and number of shares sold to B. Riley Principal Capital II. If and when we elect to sell Ordinary shares to B. Riley Principal Capital II pursuant to the Purchase Agreement, after B. Riley Principal Capital II has acquired such Ordinary shares, B. Riley Principal Capital II may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase shares from B. Riley Principal Capital II in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from B. Riley Principal Capital II in this offering as a result of future sales made by us to B. Riley Principal Capital II at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to B. Riley Principal Capital II under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with B. Riley Principal Capital II may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.
The sale and issuance of our Ordinary shares to the Holder will cause dilution to our existing shareholders, and the sale of Ordinary shares acquired by the Holder, or the perception that such sales may occur, could cause the price of our Ordinary shares to fall.
The purchase price for the shares that we may sell to B. Riley Principal Capital II under the Purchase Agreement will fluctuate based on the price of our Ordinary shares. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Ordinary shares to fall.
If and when we do sell shares to B. Riley Principal Capital II, after B. Riley Principal Capital II has acquired the shares, B. Riley Principal Capital II may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, sales to B. Riley Principal Capital II by us could result in substantial dilution to the interests of other holders of our Ordinary shares. Additionally, the sale of a substantial number of Ordinary shares to B. Riley Principal Capital II, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.
We may use proceeds from sales of our Ordinary shares made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.
We will have broad discretion over the use of proceeds from sales of our Ordinary shares made pursuant to the Purchase Agreement, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. However, we have not determined the specific allocation of any net proceeds among these potential uses, and the ultimate use of the net proceeds may vary from the currently intended uses. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Ordinary shares.

Risks Related to Taxation
Future developments regarding the treatment of digital assets for U.S. federal income and foreign tax purposes could adversely impact our business.
Due to the new and evolving nature of digital assets and the absence of comprehensive legal guidance with respect to digital asset products and transactions, many significant aspects of the U.S. federal income and foreign tax treatment of transactions involving digital assets are uncertain, and it is unclear what guidance may be issued in the future on the treatment of digital asset transactions for U.S. federal income and foreign tax purposes.
In 2014, the IRS released a notice, or “IRS Notice,” discussing certain aspects of “convertible virtual currency” (that is, digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital currency (i) is “property”; (ii) is not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions,” or the “Ruling & FAQs,” that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital currency. However, the IRS Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets and related transactions.
There can be no assurance that the IRS or other foreign tax authorities will not alter their existing positions with respect to digital assets in the future or that a court would uphold the treatment set forth in the IRS Notice and the Ruling & FAQs. It is also unclear what additional guidance may be issued in the future on the treatment of existing digital asset transactions and future digital asset innovations for purposes of U.S. federal income tax or other foreign tax regulations. Any such alteration of existing IRS and other foreign tax authority positions or additional guidance regarding digital asset products and transactions could result in adverse tax consequences for our business and could have an adverse effect on the value of digital assets and the broader digital asset markets. In addition, the IRS and other foreign tax authorities may disagree with tax positions that we have taken, which could result in increased tax liabilities. Future technological and operational developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income and foreign tax purposes. The uncertainty regarding tax treatment of digital asset transactions could impact our business, both domestically and abroad. It is likely that new rules for reporting digital assets under the “common reporting standard” will be implemented on our international operations, creating new obligations and a need to invest in new onboarding and reporting infrastructure.
Currently, the Canadian government is proposing to modify its value added tax legislation specifically in relation to Canadian entities that are involved in Bitcoin-related activities and their associated suppliers. These legislative changes would, if implemented, eliminate the recovery of value added tax in Canada on inputs to our business. Any such unrecoverable value added tax would act to increase the cost of all inputs to our business in Canada, including electricity, capital equipment, services and intellectual property acquired by our subsidiaries that operate in Canada. We are currently subject to an audit relating to Canadian value added tax credits, which could reduce or eliminate the amount of certain input tax credits we are able to recover for certain historical periods as well as going forward.
There can be no assurance that we will not be a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. investors.
Under the Internal Revenue Code of 1986, as amended (the “Code”), we will be classified as a passive foreign investment company (a “PFIC”) for any taxable year if either: (a) at least 75% of our gross income is “passive income” for purposes of the PFIC rules or (b) at least 50% of the value of our assets (determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. For this purpose, passive income includes interest, dividends and other investment income, with certain exceptions. Cash and cash-equivalents generally are passive assets for these purposes, and digital assets are likely to be passive assets for these purposes as well. Goodwill is active to the extent attributable to activities that produce or are intended to produce active income. The PFIC rules also contain a look-through rule whereby we will be treated as owning our proportionate share of the gross assets and earning our proportionate share of the gross income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based on the current and anticipated composition of our income, assets and operations and the price of our Ordinary shares, we do not expect to be treated as a PFIC for the current taxable year. However, whether we are treated as a PFIC is a factual determination that is made on an annual basis after the close of each taxable year. This determination will depend on, among other things, the ownership and the composition of our income and assets, as well as the relative value of our assets (which may fluctuate with our market capitalization), at the relevant time. Moreover, the application of the PFIC rules to digital assets and transactions related thereto is subject to uncertainty. Among other things, the IRS has issued limited guidance on the treatment of income from mining digital assets. The IRS or a court may disagree with our determinations, including the manner in which we determine the value of our assets and the percentage of our assets that constitutes passive assets under the PFIC rules. Therefore, there can be no assurance that we will not be classified as a PFIC for the current taxable year or for any future taxable year.
For further discussion of the PFIC rules and the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, see “Taxation—Material U.S. Federal Income Tax Considerations.”
If a United States person is treated as owning at least 10% of our Ordinary shares, such holder may be subject to adverse U.S. federal income tax consequences.
If a U.S. holder is treated as owning, directly, indirectly or constructively, at least 10% of the value or voting power of our stock, such U.S. holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” (“CFC”) in our group. Because our group includes U.S. subsidiaries, some or all of our non-U.S. subsidiaries will be treated as CFCs even if we are not a CFC. A United States shareholder of a CFC may be required to annually report and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by CFCs, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a CFC generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with CFC reporting obligations may subject a United States shareholder to significant monetary penalties.
We cannot provide any assurance that we will furnish to any United States shareholder information that may be necessary to comply with the reporting and taxpaying obligations applicable under the controlled foreign corporation rules of the Code. The IRS has provided limited guidance on situations in which investors may rely on publicly available information to comply with their reporting and taxpaying obligations with respect to foreign-controlled CFCs. U.S. holders should consult their tax advisers regarding the potential application of these rules to their investment in our Ordinary shares.
Future changes to tax laws could materially adversely affect our company and reduce net returns to our shareholders.
Our tax treatment is subject to the enactment of, or changes in, tax laws, regulations and treaties, or the interpretation thereof, tax policy initiatives and reforms under consideration and the practices of tax authorities in jurisdictions in which we operate, including those related to the Organization for Economic Co-Operation and Development’s Base Erosion and Profit Shifting Project, the European Commission’s state aid investigations and other initiatives. Such changes may include (but are not limited to) the taxation of operating income, investment income, dividends received or (in the specific context of withholding tax) dividends paid. We are unable to predict what tax reform may be proposed or enacted in the future or what effect such changes would have on our business. Changes to the rates of taxes imposed on us or our affiliates, or changes to tax legislation, regulations, policies or practices, generally in any of the jurisdictions in which we or our affiliates operate, may adversely impact our financial position and/or performance and overall or effective tax rates in the future in countries where we have operations, reduce post-tax returns to our shareholders, and increase the complexity, burden and cost of tax compliance. In addition, an interpretation of relevant taxation laws by a taxation authority that differs from our interpretation may lead to an increase in our taxation liabilities.

FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), that involve substantial risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies and trends we expect to affect our business. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” and other similar expressions. These forward-looking statements are contained throughout this prospectus, including matters discussed under “Risk Factors” and included or incorporated by reference into other sections of this prospectus. We base these forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. As you read and consider this prospectus, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although we believe that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results or results of operations, and could cause actual results to differ materially from those expressed in the forward-looking statements and projections. Factors that may materially affect such forward-looking statements and projections include:
•	Bitcoin price and foreign currency exchange rate fluctuations;
•
our ability to obtain additional capital on commercially reasonable terms and in a timely manner to meet our capital commitments (including payments due under any hardware purchase contracts or debt financing obligations) and facilitate our expansion plans;

•
the failure of our wholly-owned special purpose vehicles to make required payments of principal and/or interest under existing limited recourse equipment financing arrangements when due or otherwise comply with the terms thereof, as a result of which the lender thereunder has declared the entire principal amount of each loan to be immediately due and payable has taken steps to enforce the indebtedness and its rights in the Bitcoin miners with respect to certain of such loans and other assets securing such loans, including taking steps to appoint a receiver with respect to such special purpose vehicles, which is expected to result in the loss of the relevant Bitcoin miners securing such loans and has materially reduced the Company's operating capacity, and could also lead to bankruptcy or liquidation of the relevant special purpose vehicles, and materially and adversely impact the Company's business, operating expansion plans, financial condition, cash flows and results of operations;

•
the terms of any additional financing or any refinancing, restructuring or modification to the terms of any existing financing, which could be less favorable or require us to comply with more onerous covenants or restrictions, any of which could restrict our business operations and adversely impact our financial condition, cash flows and results of operations;

•	expectations with respect to the ongoing profitability, viability, operability, security, popularity and public perceptions of the Bitcoin network;
•	our ability to secure additional power capacity, facilities and sites on commercially reasonable terms;
•	the risk that counterparties may terminate, default on or underperform their contractual obligations;
•	Bitcoin network hashrate fluctuations;
•	delays associated with, or failure to obtain or complete, permitting approvals, grid connections and other development activities customary for greenfield infrastructure projects;
•	our ability to maintain relationships with mining pools;
•	expectations regarding availability and pricing of electricity;
•	the availability, suitability and reliability of internet connections at our facilities;
•	expectations with respect to the useful life and obsolescence of hardware;

•	our ability to secure additional hardware on commercially reasonable terms;
•	delays or reductions in the supply of hardware;
•	increases in the costs of procuring hardware;
•	delays, increases in costs or reductions in the supply of other equipment used in our operations;
•
the reliability of electricity supply, hardware and electrical and data center infrastructure, including electricity outages and any variance between the actual operating hashrate of our hardware achieved compared to the nameplate hashrate;

•	our ability to operate in an evolving regulatory environment;
•	our ability to successfully execute our growth initiatives, business strategies and operating plans;
•	our ability to successfully operate and maintain our property and infrastructure;
•	reliability and performance of our electrical infrastructure compared to expectations;
•	malicious attacks on our property, infrastructure or IT systems;
•	our ability to maintain in good standing the operating and other permits and licenses required for our operations and business;
•	our ability to obtain, maintain, protect and enforce our intellectual property rights and other confidential information;
•	whether the secular trends we expect to drive growth in our business materialize to the degree we expect them to, or at all;
•	any material costs relating to environmental, health and safety requirements or liabilities;
•	damage to our property and infrastructure and the risk that any insurance we maintain may not fully cover all potential exposures;
•	any litigation, compliance or enforcement actions brought against us;
•	our failure to comply with the anti-corruption laws of the United States and various international jurisdictions;
•	any failure of our compliance and risk management methods;
•	any regulations around Bitcoin and the Bitcoin mining industry, including regulation on the ability to provide electricity to Bitcoin miners;
•	any intellectual property infringement and product liability claims;
•	our ability to attract, motivate and retain senior management and qualified employees;
•	our ability to service our debt obligations;
•
increased risks to our global operations including, but not limited to, political instability, acts of terrorism, theft and vandalism, cyberattacks and other cybersecurity incidents and unexpected regulatory and economic sanctions changes, among other things;

•	climate change and natural and man-made disasters that may materially adversely affect our business, financial condition and results of operations;
•	the ongoing effects of COVID-19 or any other outbreak of an infectious disease and any governmental or industry measures taken in response;
•	our ability to remain competitive in a dynamic and rapidly evolving industry;
•	damage to our brand and reputation;
•	the costs of being a public company;
•	any statements of belief and any statements of assumptions underlying any of the foregoing;

•	other factors disclosed in our Form 20-F; and
•	other factors beyond our control.

USE OF PROCEEDS
Any sales of Ordinary shares by the Holder pursuant to this prospectus will be solely for the Holder’s account. The Company will not receive any proceeds from any such sales. However, we may receive up to $100.0 million in aggregate gross proceeds from the Holder under the Purchase Agreement in connection with sales of our Ordinary shares, if any, to the Holder pursuant to the Purchase Agreement after the date of this prospectus. We estimate that the net proceeds to us from the sale of our Ordinary shares to B. Riley Principal Capital II pursuant to the Purchase Agreement will be up to $99.4 million over an approximately 24-month period, assuming that we sell Ordinary shares to B. Riley Principal Capital II for aggregate gross proceeds of $100.0 million, after estimated fees and expenses. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell our Ordinary shares to the Holder after the date of this prospectus. See “Plan of Distribution (Conflict of Interest)” and “The Committed Equity Financing” elsewhere in this prospectus for more information.
We intend to use any proceeds from the Facility to fund our growth initiatives (including hardware purchases and acquisition and development of data center sites and facilities), and for working capital and general corporate purposes. We do not intend to use any material amount of proceeds from the Facility to repay or otherwise discharge existing indebtedness for borrowed money. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will have broad discretion in the way we use these proceeds. See “Risk Factors—Risks Related to the Committed Equity Financing—We may use proceeds from sales of our Ordinary shares made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.”
The Holder will pay any underwriting fees, discounts and selling commissions incurred by such Holder in connection with any sale of their Ordinary shares. The Company will bear all other costs, fees and expenses incurred in effecting the registration of the Ordinary shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel and independent registered public accountants.

DETERMINATION OF OFFERING PRICE
We cannot currently determine the price or prices at which the Ordinary shares may be sold by the Holder under this prospectus.

DIVIDEND POLICY
Since our incorporation, we have not declared or paid any dividends on our issued share capital. Any determination to pay dividends in the future will be at the discretion of our board and subject to Australian law. If our board of directors elects to pay dividends, the form, frequency and amount will depend upon our future operations and earning, capital requirements and surplus, general financial conditions, contractual restrictions and other factors that our board of directors may deem relevant. B Class shares do not confer on their holders any right to receive dividends.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
We are a public company incorporated under the laws of Australia with limited liability. Some or all of our directors may be non-residents of the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible or practicable for you to:
•	effect service of process within the United States upon our non-U.S. resident directors or on us;
•	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;
•
enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

•	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.
You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws. Australia has developed a different body of securities laws as compared to the United States and may provide protections for investors to a lesser extent.
It may be difficult (or impossible in some circumstances) for Australian companies to commence court action or proceedings before the federal courts of the United States or other jurisdiction in which it conducts business or has assets. This may make it difficult for us to recover amounts we are owed and to generally enforce our rights, which may have an adverse impact on our operations and financial standing. Even where we are able to enforce our rights, this may be costly and/or time consuming, risky, and may not guarantee recovery, which in turn may have an adverse impact on our operations and financial standing.
There are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws.
The disclosures in this section are not based on the opinion of counsel.
We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the United States.

SELLING HOLDER
This prospectus relates to the possible offer and resale from time to time by B. Riley Principal Capital II, LLC (“BRPC II” or the “Holder”) of up to 25,000,000 Ordinary shares that may be issued by us to the Holder pursuant to the Purchase Agreement (including Ordinary shares which are expected to be issued to the Holder on or prior to the Commencement as consideration for it entering into the Purchase Agreement). For additional information regarding the issuance of the Ordinary shares to be offered by the Holder included in this prospectus, see the section titled “Committed Equity Financing.” We are registering the Ordinary shares pursuant to the provisions of the Registration Rights Agreement in order to permit the Holder to offer the Ordinary shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, the Holder has not had any material relationship with us or any of our affiliates within the past three years. All of the data in the following tables is as of December 31, 2022.
The table below presents information regarding the Holder and the Ordinary shares that may be resold by the Holder from time to time under this prospectus. This table is prepared based on information supplied to us by the Holder, and reflects holdings as of December 31, 2022. The number of shares in the column “Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus” represents all of the Ordinary shares being offered for resale by the Holder under this prospectus. The Holder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Holder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, we are not aware of any existing arrangements between the Holder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Ordinary shares being offered for resale by this prospectus.
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Ordinary shares with respect to which the Holder has sole or shared voting and investment power. Because the purchase price to be paid by the selling shareholder for Ordinary shares, if any, that we may elect to sell to the selling Holder in one or more VWAP Purchases and one or more Intraday VWAP Purchases from time to time under the Purchase Agreement will be determined on the applicable Purchase Dates therefor, the actual number of Ordinary shares that we may sell to the Holder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the Holder of all of the Ordinary shares being offered for resale pursuant to this prospectus.
	Number of Ordinary Shares Beneficially Owned Prior to Offering		Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus	Number of Ordinary Shares Beneficially Owned After Offering
Name and Address of Holder	Number(1)	Percent(2)		Number(3)	Percent(2)
B. Riley Principal Capital II, LLC(4)	198,174	*	25,000,000	—	—
*	Represents beneficial ownership of less than 1% of our outstanding Ordinary shares.
(1)
Represents the 198,174 Ordinary shares to be issued BRPC II on or prior to the Commencement Date as Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the ordinary shares that BRPC II may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of BRPC II’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the VWAP Purchases and the Intraday VWAP Purchases of ordinary shares under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any Ordinary shares to the Holder to the extent such shares would cause B. Riley Principal Capital II’s beneficial ownership of our Ordinary shares to (i) require a Regulatory Approval or (ii) exceed the Beneficial Ownership Limitation.

(2)	Applicable percentage ownership is based on 54,982,916 Ordinary shares outstanding as of December 31, 2022.
(3)	Assumes the sale of all Ordinary shares being offered pursuant to this prospectus.
(4)
The business address of B. Riley Principal Capital II, LLC (“BRPC II”) is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025. BRPC II’s principal business is that of a private investor. BRPC II is a wholly-owned subsidiary of B. Riley Principal Investments, LLC (“BRPI”). As a result, BRPI may be deemed to indirectly beneficially own the securities of the company held of record by BRPC II. B. Riley Financial, Inc. (“BRF”) is the parent company of BRPC II and BRPI. As a result, BRF may be deemed to indirectly beneficially own the securities of the company held of record by BRPC II and indirectly beneficially owned by BRPI. Bryant R. Riley is the Co-Chief Executive Officer and Chairman of the Board of Directors of BRF. As a result, Bryant R. Riley may be deemed to indirectly beneficially own the securities of the company held of record by BRPC II and indirectly beneficially owned by BRPI. Each of BRF, BRPI and Bryant R. Riley expressly disclaims beneficial ownership of the securities of the company held of record by BRPC II, except to the extent of its/his pecuniary interest therein. We have been advised that none of BRF, BRPI or BRPC II is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an independent broker-dealer; however, each of BRF, BRPI, BRPC II and Bryant R. Riley is an affiliate of B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member, and Bryant R. Riley is an associated person of BRS. BRS will act as an executing broker that will effectuate resales of our Ordinary shares that may be acquired by BRPC II from us pursuant to the Purchase Agreement to the public in this offering. See “Plan of Distribution (Conflict of Interest)” for more information about the relationship between BRPC II and BRS.

DESCRIPTION OF SHARE CAPITAL AND CONSTITUTION
The following descriptions are summaries of the material terms of our Constitution. Reference is made to the more detailed provisions of the Constitution. Please note that this summary is not intended to be exhaustive. For further information please refer to the full version of our amended and restated Constitution which is included as an exhibit to this registration statement.
General
Iris Energy was incorporated under the laws of New South Wales, Australia on November 6, 2018, and is an Australian public company (ACN 629 842 799). Our registered address is located at c/o Pitcher Partners, Level 13, 664 Collins Street, Docklands, Victoria, Australia 3008.
We do not have a limit on our authorized share capital and do not recognize the concept of par value under Australian law.
Subject to restrictions on the issue of securities in our Constitution and the Corporations Act and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that the board determine.
The rights and restrictions attaching to Ordinary shares and B Class shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to Ordinary shares and B Class shares are summarized below. Each ordinary shareholder is entitled to receive notice of and to be present, to vote and to speak at general meetings.
Ordinary Shares
Our Ordinary shares and B Class shares will have the rights and restrictions described in “Key Provisions in our Constitution”.
Key Provisions in Our Constitution
Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes for the Company. Our Constitution is subject to the terms of the Corporations Act. It may be amended or repealed and replaced by special resolution of shareholders, which is a resolution passed by at least 75% of the votes cast by shareholders (in person or by proxy) entitled to vote on the resolution.
Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders, and is qualified in its entirety by reference to the complete text of our Constitution, a copy of which is an exhibit to the registration statement of which this prospectus forms a part.
Interested Directors
A director or that director’s alternate who has a material personal interest in a matter that is being considered at a directors’ meeting must not be present while the matter is being considered at the meeting or vote in respect of that matter according to our Constitution unless permitted to do so by the Corporations Act, in which case such director may (i) be counted in determining whether or not a quorum is present at any meeting of directors considering that contract or arrangement or proposed contract or arrangement; (ii) sign or countersign any document relating to that contract or arrangement or proposed contract or arrangement; and (iii) vote in respect of, or in respect of any matter arising out of, the contract or arrangement or proposed contract or arrangement.
Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of any material personal interest, and prohibits directors from voting on matters in which they have a material personal interest and from being present at the meeting while the matter is being considered, unless directors who do not have a material personal interest in the relevant matter have passed a resolution that identifies the director, the nature and extent of the director’s interest in the matter and its relation to our affairs and states that those directors are satisfied that the interest should not disqualify the director from voting or being present. In addition, the Corporations Act may require shareholder approval of any provision of related party benefits to our directors, unless a relevant exception applies.
Borrowing Powers Exercisable by Directors
Pursuant to our Constitution, the management and control of our business affairs are vested in our board of directors. Our board has the power to raise or borrow money or obtain other financial accommodation for the purposes of the Company, and may grant security for the repayment of that sum or sums or the payment, performance or fulfilment of any debts, liabilities, contracts or obligations incurred or undertaken by the Company in any manner and upon any terms and conditions as our board deems appropriate.
Appointment of Directors
Under the Constitution, the minimum number of directors that may comprise the board is 3 and the maximum is fixed by the directors but may not be more than 10 (unless otherwise determined by the board of directors). Directors are elected at annual general meetings of the Company. The directors may also appoint a Director to fill a casual vacancy on the Board or in addition to the existing directors, who will then hold office until the next annual general meeting of the Company.
Rights and Restrictions on Classes of Shares
The rights attaching to our Ordinary shares are detailed in our Constitution. Our Constitution provides that, subject to the Corporations Act and our Constitution, our directors may issue shares with preferential, deferred or special rights, privileges or conditions or with any restrictions, whether in relation to dividends, voting, return of share capital, or otherwise as our board of directors may determine. Subject to the Corporations Act and our Constitution (see “Anti-Takeover Effects of Certain Provisions of Our Constitution”), we may issue further shares on such terms and conditions as our board of directors resolve.
We may only issue preference shares if the rights attaching to the preference shares relating to repayment of capital, participation in surplus assets and profits, cumulative and non-cumulative dividends, voting and priority of payment of capital and dividends in respect of other shares (including Ordinary shares) are set out in our constitution or otherwise approved by special resolution passed at a general meeting.
Dividend Rights
Under the Corporations Act, a company must not pay a dividend unless (a) the company’s assets exceed its liabilities immediately before the dividend is declared and the excess is sufficient for the payment of the dividend; (b) the payment of the dividend is fair and reasonable to the company’s shareholders as a whole; and (c) the payment of the dividend does not materially prejudice the company’s ability to pay its creditors. Subject to this requirement, our board may from time to time determine to pay and declare dividends to shareholders in accordance with the respective rights and restrictions attached to any share or class of share. Each B Class share does not confer on its holder any right to receive dividends.
All dividends unclaimed for one year after the time for payment has passed may be invested or otherwise made use of by our board for our benefit until claimed or until dealt with under any law relating to unclaimed moneys.
Voting Rights
Voting rights at a general meeting of the Company's shareholders will be determined by poll (rather than a show of hands).
On a poll, holders of Ordinary shares are entitled to one vote for each Ordinary share held and a fraction of a vote for each partly paid share held by the shareholder and in respect.
The holders of B Class shares are entitled to vote at general meetings of shareholders. Each B Class shareholder is entitled on a poll, to 15 votes for each Ordinary share held by the holder of a B Class share.

In the case of joint holders of a share, the vote of the joint holder whose name appears first on the register of shareholders in respect of the joint holding shall be accepted to the exclusion of the votes of the other joint holders.
In accordance with the Corporations Act and the provisions of our Constitution, the circumstances in which holders of a class of shares, including holders of Ordinary shares, will be entitled to vote separately as a single class are limited to:
•	voting for a variation of class rights that only affect a single share class;
•	voting for a compromise or arrangement proposed that would affect a certain class of holder, e.g. a plan of arrangement to transfer a class of share to a bidder; and
•	voting in response to a takeover bid for a specific class of shares.
Right to Share in Our Profits
Pursuant to our Constitution, our shareholders are entitled to participate in our profits only by payment of dividends in accordance with the respective rights and restrictions attached to any share or class of share. Our board may from time to time determine to pay dividends to the shareholders. However, any such dividend may only be payable in accordance with the requirements set out in the Corporations Act described above.
Rights to Share in the Surplus in the Event of Winding Up
If the Company is wound up, then subject to any rights or restrictions attached to a class of shares, any surplus must be divided among the Company’s shareholders in the proportions which the amount paid and payable (including amounts credited) on the shares of a shareholder is of the total amount paid and payable (including amounts credited) on the shares of all shareholders of the Company.
B Class shares shall not confer on their holders any right to participate pro rata in any distribution of profits and assets of, and any proceeds received by, the company in excess of the total amount of capital paid-up by the holders upon issue of such B Class share.
Redemption Provision for Shares
There are no redemption provisions in our Constitution in relation to Ordinary shares. Under our Constitution, shares may be issued and allotted, which are liable to be redeemed.
B Class shares will be redeemed by the Company for A$1.00 per B Class share in accordance with the Constitution upon the earlier to occur of the following circumstances:
•	that holder (or its affiliate) ceases to be a director due to voluntary retirement;
•	the transfer of any B Class share by that holder (or an affiliate) to another person in breach of the Constitution (which is unremedied within 20 business days);
•	the liquidation or winding up of the Company; or
•	the date which is 12 years after the date upon which the company becomes first listed on a recognized stock exchange.
The redemption of B Class shares, whether voluntary or upon a transfer of B Class shares, may have the effect, over time, of increasing the relative voting power of those holders of B Class shares who retain their B Class shares. Under the Corporations Act, redeemable preference shares may only be redeemed if those preference shares are fully paid-up and payment in satisfaction of redemption is out of profits or the proceeds of a new issue of shares made for the purposes of the redemption.
Variation or Cancellation of Share Rights
Subject to the Corporations Act and the terms of issue of a class of shares, the rights attaching to any class of shares may be varied or cancelled with the approval of the Board and: (a) the consent in writing of the holders of three-quarters of the issued shares included in that class; or (b) by a special resolution passed at a separate meeting of the holders of those shares.

General Meetings of Shareholders
General meetings of shareholders may be called by our board of directors. Except as permitted under the Corporations Act, shareholders may not convene a meeting. The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. Notice of the proposed meeting of our shareholders is required at least 21 days prior to such meeting under the Corporations Act.
Foreign Ownership Regulations
Our Constitution does not impose specific limitations on the rights of non-residents to own securities. However, acquisitions and proposed acquisitions of securities in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975 (Cth), or the FATA, which generally applies to acquisitions or proposed acquisitions:
•
by a foreign person (as defined in the FATA) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company; or

•	by a foreign government investor (as defined in the FATA) that would result in such a person having any direct interest (as defined in the FATA) in an Australian company.
In general terms, for proposals for investment in non-sensitive sectors, no such review or approval under the FATA is required if the foreign acquirer is a U.S. entity and the value of the Australian target is less than A$1,250 million. A lower general A$289 million threshold applies to most other foreign investors.
The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Australian Federal Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the FATA, the Australian Federal Treasurer has the power to make a range of orders including an order of the divestiture of such person’s shares or interest in shares in that Australian company.
Share transfers
Subject to the Constitution, shares may be transferred by a proper transfer effected in accordance with the Nasdaq listing rules, by a written instrument of transfer which complies with the Constitution or by any other method permitted by the Corporations Act. The board may refuse to register a transfer of shares where permitted or required to do so under the Corporations Act or Nasdaq listing rules. B Class shares are not transferable by the holder (other than to an affiliate of that holder).
Issues of Shares and Change in Capital
Subject to our Constitution, the Corporations Act and any other applicable law, we may at any time issue shares and give any person a call or option over any shares on any terms, with preferential, deferred or other special rights, privileges or conditions or with restrictions and for the consideration and other terms that the directors determine. We may only issue preference shares if the rights attaching to the preference shares relating to repayment of capital, participation in surplus assets and profits, cumulative and non-cumulative dividends, voting and priority of payment of capital and dividends in respect of other shares (including Ordinary shares) are set out in our Constitution or otherwise approved by special resolution passed at a general meeting of shareholders.
Subject to the requirements of our Constitution, the Corporations Act and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital in any manner (provided that the reduction is fair and reasonable to our shareholders as a whole, does not materially prejudice our ability to pay creditors and obtains the necessary shareholder approval) or buy back our Ordinary shares whether under an equal access buy-back or on a selective basis.
Proportional takeover bids
Our Constitution contains provisions for shareholder approval to be required in relation to any proportional takeover bid. These provisions will cease to apply unless renewed by special resolution of the shareholders in general meeting by the third anniversary of the date of the Constitution’s adoption.

Amendment
The Constitution can only be amended by special resolution passed by at least three-quarters of the votes cast by shareholders present (in person or by proxy) and entitled to vote on the resolution at a general meeting of the Company. The Company must give at least 21 days’ written notice of a general meeting of the Company.
Anti-Takeover Effects
Takeovers of Australian public companies that have more than 50 shareholders are regulated by, amongst other things, the Corporations Act which prohibits the acquisition of a relevant interest in issued voting shares in a public company if the acquisition will lead to that person’s or someone else’s voting power in the company increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90%, which we refer to as the Takeover Prohibition, subject to a range of exceptions. Generally, and without limitation, a person will have a “relevant interest” in securities if they:
•	are the holder of the securities (other than if the person holds those securities as a bare trustee);
•	have power to exercise, or control the exercise of, a right to vote attached to the securities; or
•	have the power to dispose of, or control the exercise of a power to dispose of, the securities (including any indirect or direct power or control).
If at a particular time a person has a relevant interest in issued securities and the person (whether before or after acquiring the relevant interest):
•	has entered or enters into an agreement with another person with respect to the securities;
•
has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition); or

•
has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities and the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised,

•	the other person is also taken to have acquired a relevant interest in the securities that are the subject of an abovementioned act, at the time that such act occurs.
There are a number of exceptions to the Takeover Prohibition. In general terms, some of the more significant exceptions include:
•	when the acquisition results from the acceptance of an offer under a formal takeover bid;
•	when the acquisition is conducted on market by or on behalf of the bidder under a takeover bid and the acquisition occurs during the bid period;
•	when the dis-interested shareholders of the target company approve the takeover by resolution passed at general meeting;
•
an acquisition by a person if, throughout the six months before the acquisition, that person, or any other person, has had voting power in the company of at least 19% and as a result of the acquisition, none of the relevant persons would have voting power in the company more than 3% higher than they had six months before the acquisition;

•	as a result of a rights issue;
•	as a result of dividend reinvestment schemes or bonus share plan;
•	through operation of law;
•	an acquisition which arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market;
•	arising from an auction of forfeited shares conducted on-market; or
•	arising through a compromise, arrangement, liquidation or buy-back.
Certain breaches of the takeovers provisions of the Corporations Act may give rise to criminal offences. The Australian Securities and Investments Commission and the Australian Takeover Panel have a wide range of powers relating to breaches of takeover provisions including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeovers provisions provided in the Corporations Act.

Differences in Corporate Law
Set forth below is a comparison of certain shareholder rights and corporate governance matters under Delaware law and Australian law:
Corporate law issue	Delaware law	Australian law
Special Meetings of Shareholders
Shareholders generally do not have the right to call meetings of shareholders unless that right is granted in the certificate of incorporation or by-laws.

However, if a corporation fails to hold its annual meeting within a period of 30 days after the date designated for the annual meeting, or if no date has been designated for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a shareholder.

The Corporations Act requires the directors to call a general meeting on the request of shareholders with at least 5% of the vote that may be cast at the general meeting. Shareholders with at least 5% of the votes that may be cast at the general meeting may also call and arrange to hold a general meeting. The shareholders calling the meeting must pay the expenses of calling and holding the meeting.

Interested Director Transactions
Interested director transactions are permissible and may not be legally voided if:
• either a majority of disinterested directors, or a majority in interest of holders of shares of the corporation’s capital shares entitled to vote upon the matter, approves the transaction upon disclosure of all material facts; or
• the transaction is determined to have been fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.

A director or that director’s alternate who has a material personal interest in a matter that is being considered at a directors’ meeting must not be present while the matter is being considered at the meeting or vote in respect of that matter unless permitted to do so by the Corporations Act, in which case such director may:
• be counted in determining whether or not a quorum is present at any meeting of directors considering that contract or arrangement or proposed contract or arrangement;
• sign or countersign any document relating to that contract or arrangement or proposed contract or arrangement; and
• vote in respect of, or in respect of any matter arising out of, the contract or arrangement or proposed contract or arrangement

Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of any material personal interest, and prohibits directors from voting on

Corporate law issue	Delaware law	Australian law

matters in which they have a material personal interest and from being present at the meeting while the matter is being considered, unless directors who do not have a material personal interest in the relevant matter have passed a resolution that identifies the director, the nature and extent of the director’s interest in the matter and its relation to our affairs and states that those directors are satisfied that the interest should not disqualify the director from voting or being present. In addition, the Corporations Act may require shareholder approval of any provision of related party benefits to our directors, unless a relevant exception applies.

Cumulative Voting
The certificate of incorporation of a Delaware corporation may provide that shareholders of any class or classes or of any series may vote cumulatively either at all elections or at elections under specified circumstances.

No cumulative voting concept for director elections. Voting rights can vary by share class, depending on the terms attaching to the shares under the constitution of the company. Ordinary shares carry one vote (by poll) per share and B Class shares carry 15 votes (by poll) per Ordinary share held by the holder.

Approval of Corporate Matters by Written Consent
Unless otherwise specified in a corporation’s certificate of incorporation, shareholders may take action permitted to be taken at an annual or special meeting, without a meeting, notice, or a vote, if consents, in writing, setting forth the action, are signed by shareholders with not less than the minimum number of votes that would be necessary to authorize the action at a meeting. All consents must be dated and are only effective if the requisite signatures are collected within 60 days of the earliest dated consent delivered.
Australian public companies cannot pass resolutions by circulating written resolutions.

Business Combinations	With certain exceptions, a merger, consolidation, or sale of all or substantially all the assets of a Delaware corporation must be approved by the board of directors	No requirement for shareholder approval under Australian law, unless the transaction involves a transfer or issue or new shares or other securities to existing

Corporate law issue	Delaware law	Australian law
	and a majority of the outstanding shares entitled to vote thereon.	shareholders (for example, a business combination through a scrip-for-scrip merger) or a related party (generally, a director or its associates).

Limitations on Director’s Liability and Indemnification of Directors and Officers
A Delaware corporation may include in its certificate of incorporation provisions limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not limit liability for any breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, the authorization of unlawful dividends, stock purchases, or redemptions, or any transaction from which a director derived an improper personal benefit. Moreover, these provisions would not be likely to bar claims arising under U.S. federal securities laws.

A Delaware corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in defense of an action, suit, or proceeding by reason of his or her position if (i) the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.

Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:
• a liability owed to the company or a related body corporate of the company;
• a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA or 1317HB of the Corporations Act;
• a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or
• legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:
○ in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;
○ in defending or resisting criminal proceedings in which the officer or director is found guilty;
○ in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs

Corporate law issue	Delaware law	Australian law

incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or
○ in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Appraisal Rights
A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair value of the shares held by that shareholder (as determined by a court) in lieu of the consideration the shareholder would otherwise receive in the transaction.

No equivalent concept under Australian law, subject to general minority oppression rights under which shareholders can apply to the Courts for an order in respect of Company actions that are unfairly prejudicial to a shareholder.

Shareholder Suits
Class actions and derivative actions generally are available to the shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste, and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Shareholders have a number of statutory protections and rights available to them, regardless of the quantity of shares they hold. These include:
• The ability to bring legal proceedings in the company's name, including against the directors of the company, with the permission of the court.
• The ability to inspect the company's books, with the permission of the court.
• The ability to apply to the court for orders in cases where the company has been run in a manner that is unfairly prejudicial to a shareholder, or contrary to the interest of the shareholders as a whole.
• The ability to call a meeting of the company and propose resolutions

The right to apply to the court for orders in cases where

Corporate law issue	Delaware law	Australian law

majority shareholders, or the directors, act in an oppressive or unfairly prejudicial manner towards a single shareholder does not have a minimum shareholding requirement, and can result in a broad range of orders, including:
• The winding up of the company.
• Modification of the company's constitution
• Any other order the court determines to be appropriate.

Inspection of Books and Records
All shareholders of a Delaware corporation have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Any shareholder of the Company has the right to inspect or obtain copies of our share register on the payment of a prescribed fee.

Books containing the minutes of general meetings will be kept at our registered office and will be open to inspection of shareholders at all times when the office is required to be open to the public. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by shareholders (who are not directors). Where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.

All public companies are required to prepare annual financial reports and directors' reports for each financial year, and to file these reports with the Australian Securities and Investments Commission.

Amendments to Charter
Amendments to the certificate of incorporation of a Delaware corporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon or such greater vote as is provided for in the certificate of
Amending or replacing the company's constitution, requires a special resolution (75%) of the shareholders.

Corporate law issue	Delaware law	Australian law

incorporation. A provision in the certificate of incorporation requiring the vote of a greater number or proportion of the directors or of the holders of any class of shares than is required by Delaware corporate law may not be amended, altered or repealed except by such greater vote.

Transfer Agent and Registrar
The transfer agent and registrar for our Ordinary shares is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royal Street, Canton, MA 02021.
Listing
Our Ordinary shares are listed on the Nasdaq Global Select Market under the symbol “IREN”.

THE COMMITTED EQUITY FINANCING
Under the Purchase Agreement, from and after the Commencement Date, we will have the right to sell to B. Riley Principal Capital II up to $100.0 million of our Ordinary shares, subject to certain limitations set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of our Ordinary shares by us to B. Riley Principal Capital II under the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley Principal Capital II under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement of which this prospectus forms a part with the SEC to register under the Securities Act the resale by B. Riley Principal Capital II of up to 25,000,000 Ordinary shares, consisting of (i) 198,174 Commitment Shares that we expect to issue on or prior to the Commencement to B. Riley Principal Capital II as consideration for its irrevocable commitment to purchase our Ordinary shares at our election under the Purchase Agreement, and (ii) up to 24,801,826 Ordinary shares that we may elect, in our sole discretion, to issue and sell to B. Riley Principal Capital II under the Purchase Agreement, from time to time from and after the Commencement Date.
We do not have the right to commence any sales of our Ordinary shares to B. Riley Principal Capital II under the Purchase Agreement until the Commencement Date, which is the date on which all of the conditions to B. Riley Principal Capital II’s purchase obligation set forth in the Purchase Agreement have initially been satisfied, including that the registration statement of which this prospectus forms a part be declared effective by the SEC. From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period beginning on the Commencement Date, to direct B. Riley Principal Capital II to purchase up to a specified maximum amount of Ordinary shares in one or more Purchases and Intraday Purchases as set forth in the Purchase Agreement, by timely delivering a written Purchase Notice for each Purchase, and timely delivering a written Intraday Purchase Notice for each Intraday Purchase, if any, to B. Riley Principal Capital II in accordance with the Purchase Agreement on any trading day we select as the Purchase Date therefore, so long as (i) the closing sale price of our Ordinary shares on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all of our Ordinary shares subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement with Purchase Share Delivery Dates (as defined below) prior to the Purchase Date have been received by B. Riley Principal Capital II prior to the time we deliver such notice to B. Riley Principal Capital II.
From and after Commencement, the Company will control the timing and amount of any sales of our Ordinary shares to B. Riley Principal Capital II. Actual sales of our Ordinary shares to B. Riley Principal Capital II under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Ordinary shares and determinations by us as to the appropriate sources of funding for our company and its operations.
We may not issue or sell any share of our Ordinary shares to B. Riley Principal Capital II under the Purchase Agreement which would (i) require a Regulatory Approval or (ii) exceed the Beneficial Ownership Limitation.
The net proceeds to us from sales that we elect to make to B. Riley Principal Capital II under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell our Ordinary shares to B. Riley Principal Capital II. We expect that any proceeds received by us from such sales to B. Riley Principal Capital II will be used to fund our growth initiatives (including hardware purchases and acquisition and development of data center sites and facilities), and for working capital and general corporate purposes.
Neither we nor B. Riley Principal Capital II may assign or transfer our respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or B. Riley Principal Capital II.
As consideration for B. Riley Principal Capital II’s commitment to purchase our Ordinary shares at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, we expect to issue, on or prior to the Commencement, 198,174 Commitment Shares to B. Riley Principal Capital II. Furthermore, we have agreed to reimburse B. Riley Principal Capital II for the reasonable legal fees and disbursements of B. Riley Principal Capital II’s legal counsel in an amount not to exceed $125,000 in connection with the execution of the Purchase Agreement and Registration Rights Agreement, as well as certain ongoing disbursements of its legal counsel up to $7,500 per quarter in connection with B. Riley Principal Capital II’s ongoing due diligence and review of deliverables.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement of which this prospectus forms a part and are available electronically on the SEC’s website at www.sec.gov.
Purchases of our Ordinary Shares Under the Purchase Agreement
Purchases
From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period beginning on the Commencement Date, to direct B. Riley Principal Capital II to purchase a specified number of our Ordinary shares, not to exceed the applicable Purchase Maximum Amount, in a Purchase under the Purchase Agreement, by timely delivering a written Purchase Notice to B. Riley Principal Capital II, prior to 9:00 a.m., New York City time, on any trading day we select as the Purchase Date for such Purchase, so long as:
•	the closing sale price of our Ordinary shares on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and
•
all of our Ordinary shares subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement with Purchase Share Delivery Dates (as defined below) prior to the Purchase Date have been received by B. Riley Principal Capital II prior to the time we deliver such Purchase Notice to B. Riley Principal Capital II.

The Purchase Maximum Amount applicable to such Purchase will be equal to:
•
with respect to a VWAP Purchase-Type A, the lesser of (a) 2,000,000 of our Ordinary shares, and (b) 10.0% of the total aggregate number (or volume) of our Ordinary shares traded on Nasdaq during the applicable Purchase Valuation Period for such Purchase; and

•
with respect to a VWAP Purchase-Type B, the lesser of (a) 2,000,000 of our Ordinary shares, and (b) 20.0% of the total aggregate number (or volume) of our Ordinary shares traded on Nasdaq during the applicable Purchase Valuation Period for such Purchase.

The actual number of our Ordinary shares that B. Riley Principal Capital II will be required to purchase in a Purchase, which we refer to as the Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Regulatory Approval and Beneficial Ownership Limitation.
The per share purchase price that B. Riley Principal Capital II will be required to pay for the Purchase Share Amount in a Purchase effected by us pursuant to the Purchase Agreement, if any, will be equal to ninety-seven percent (97%) of the VWAP of our Ordinary shares for the applicable Purchase Valuation Period on the Purchase Date for such Purchase. The Purchase Valuation Period for a Purchase is defined in the Purchase Agreement as the period beginning at the official open (or “commencement”) of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, and ending at the earliest to occur of:
•	3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;
•
such time that the total aggregate number (or volume) of our Ordinary shares traded on Nasdaq during such Purchase Valuation Period reaches the applicable Purchase Share Volume Maximum for such Purchase, which will be determined by dividing (a) the applicable Purchase Share Amount for such Purchase, by (b) (i) in the case of a VWAP Purchase-Type A, 0.10, and (ii) in the case of a VWAP Purchase-Type B, 0.20; and

•
to the extent that we elect in the Purchase Notice that the Purchase Valuation Period will also be determined by the applicable Minimum Price Threshold, such time that the trading price of our Ordinary shares on Nasdaq during such Purchase Valuation Period falls below the applicable Minimum Price Threshold for such Purchase specified by us in the Purchase Notice for such Purchase, or if we do not specify a Minimum Price Threshold in such Purchase Notice, a price equal to 75.0% of the closing sale price of our Ordinary shares on the trading day immediately prior to the applicable Purchase Date for such Purchase.

In the event that we elect in the Purchase Notice that the Purchase Valuation Period will also be determined by the applicable Minimum Price Threshold, for purposes of calculating the volume of our Ordinary shares traded during a Purchase Valuation Period, as well as the VWAP for a Purchase Valuation Period, the following transactions, to the extent they occur during such Purchase Valuation Period, are excluded: (x) the opening or first purchase of our Ordinary shares at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase and (y) the last or closing sale of our Ordinary shares at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase.
In the event that we do not elect in the Purchase Notice that the Purchase Valuation Period will also be determined by the applicable Minimum Price Threshold, the calculation of the volume of our Ordinary shares traded during a Purchase Valuation Period and the VWAP for a Purchase Valuation Period will exclude the following transactions, to the extent they occur during such Purchase Valuation Period: (x) the opening or first purchase of our Ordinary shares at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, (y) the last or closing sale of our Ordinary shares at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, and (z) all trades of our Ordinary shares on Nasdaq during such Purchase Valuation Period at a price below the applicable Minimum Price Threshold for such Purchase.
Intraday Purchases
In addition to the regular Purchases described above, after the Commencement, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct B. Riley Principal Capital II to purchase, on any trading day we select as the Purchase Date therefor (including the same Purchase Date on which an earlier regular Purchase was effected by us (as applicable), although we are not required to effect an earlier regular Purchase on such Purchase Date in order to effect an Intraday Purchase on such Purchase Date), a specified number of our Ordinary shares, not to exceed the applicable Intraday Purchase Maximum Amount, in an Intraday Purchase under the Purchase Agreement, by timely delivering a written Intraday VWAP Purchase Notice (as such term is defined in the Purchase Agreement) to B. Riley Principal Capital II, after 10:00 a.m., New York City time (and after the Purchase Valuation Period for any prior regular Purchase (if any) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) have ended), and prior to prior to the earlier of (a) 3:30 p.m., New York City time, on such Purchase Date and (b) such time that is exactly thirty minutes immediately prior to the official close of the primary (or “regular”) trading session on the Trading Market (or, if our Ordinary shares are then listed on an Eligible Market, on such Eligible Market) on such Purchase Date if the Trading Market (or such Eligible Market, as applicable) has previously publicly announced that the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date shall be earlier than 4:00 p.m., New York City time, on such Purchase Date, so long as:
•	the closing sale price of our Ordinary shares on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and
•
all of our Ordinary shares subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement with Purchase Share Delivery Times (as defined below) prior to the Purchase Date have been received by B. Riley Principal Capital II prior to the time we deliver such Intraday Purchase Notice to B. Riley Principal Capital II.

The Intraday Purchase Maximum Amount applicable to such Intraday Purchase will be equal to:
•
with respect to an Intraday VWAP Purchase-Type A, the lesser of (a) 2,000,000 of our Ordinary shares, and (b) 10.0% of the total aggregate number (or volume) of our Ordinary shares traded on Nasdaq during the applicable Intraday Purchase Valuation Period for such Intraday Purchase; and

•
with respect to an Intraday VWAP Purchase-Type B, the lesser of (a) 2,000,000 of our Ordinary shares, and (b) 20.0% of the total aggregate number (or volume) of our Ordinary shares traded on Nasdaq during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.

The actual number of our Ordinary shares that B. Riley Principal Capital II will be required to purchase in an Intraday Purchase, which we refer to as the Intraday Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Intraday Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Regulatory Approval and Beneficial Ownership Limitation.
The per share purchase price that B. Riley Principal Capital II will be required to pay for the Intraday Purchase Share Amount in an Intraday Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a regular Purchase, except that the VWAP used to determine the purchase price for the Intraday Purchase Share Amount to be purchased in an Intraday Purchase will be equal to the VWAP for the applicable Intraday Purchase Valuation Period on the Purchase Date for such Intraday Purchase. The Intraday Purchase Valuation Period for an Intraday Purchase is defined in the Purchase Agreement as the period during the regular trading session on Nasdaq on such Purchase Date, beginning at the latest to occur of:
•	such time of confirmation of B. Riley Principal Capital II’s receipt of the applicable Intraday Purchase Notice;
•	such time that the Purchase Valuation Period for any prior regular Purchase effected on the same Purchase Date (if any) has ended; and
•	such time that the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended, and ending at the earliest to occur of:
•	3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;
•
such time that the total aggregate number (or volume) of our Ordinary shares traded on Nasdaq during such Intraday Purchase Valuation Period reaches the applicable Intraday VWAP Purchase Share Volume Maximum (as such term is defined in the Purchase Agreement) for such Intraday Purchase, which will be determined by dividing (a) the applicable Intraday Purchase Share Amount for such Intraday Purchase, by (b) (i) in the case of an Intraday VWAP Purchase-Type A, 0.10, and (ii) in the case of an Intraday VWAP Purchase-Type B, 0.20; and

•
to the extent that we elect in the Intraday Purchase Notice that the Intraday Purchase Valuation Period will also be determined by the applicable Minimum Price Threshold, such time that the trading price of our Ordinary shares on Nasdaq during such Intraday Purchase Valuation Period falls below the applicable Minimum Price Threshold for such Intraday Purchase specified by us in the Intraday Purchase Notice for such Intraday Purchase, or if we do not specify a Minimum Price Threshold in such Intraday Purchase Notice, a price equal to 75.0% of the closing sale price of our Ordinary shares on the trading day immediately prior to the applicable Purchase Date for such Intraday Purchase.

In the event that we elect in the Intraday Purchase Notice that the Intraday Purchase Valuation Period will also be determined by the applicable Minimum Price Threshold, for purposes of calculating the volume of our Ordinary shares traded during an Intraday Purchase Valuation Period, as well as the VWAP for an Intraday Purchase Valuation Period, the following transactions, to the extent they occur during such Intraday Purchase Valuation Period, are excluded: (x) the opening or first purchase of our Ordinary shares at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase and (y) the last or closing sale of our Ordinary shares at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase.
In the event that we do not elect in the Intraday Purchase Notice that the Intraday Purchase Valuation Period will also be determined by the applicable Minimum Price Threshold, the calculation of the volume of our Ordinary shares traded during an Intraday Purchase Valuation Period and the VWAP for an Intraday Purchase Valuation Period will exclude the following transactions, to the extent they occur during such Intraday Purchase Valuation Period: (x) the opening or first purchase of our Ordinary shares at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase, (y) the last or closing sale of our Ordinary shares at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase, and (z) all trades of our Ordinary shares on Nasdaq during such Intraday Purchase Valuation Period at a price below the applicable Minimum Price Threshold for such Intraday Purchase.

We may, in our sole discretion, timely deliver multiple Intraday Purchase Notices to B. Riley Principal Capital II prior to the earlier of (a) 3:30 p.m., New York City time, on such Purchase Date and (b) such time that is exactly thirty minutes immediately prior to the official close of the primary (or “regular”) trading session on the Trading Market (or, if our Ordinary shares are then listed on an Eligible Market, on such Eligible Market) on such Purchase Date if the Trading Market (or such Eligible Market, as applicable) has previously publicly announced that the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date shall be earlier than 4:00 p.m., New York City time, on such Purchase Date, on a single Purchase Date to effect multiple Intraday Purchases on such same Purchase Date, provided that the Purchase Valuation Period for any earlier regular Purchase effected on the same Purchase Date (as applicable) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date have ended prior to the earlier of (a) 3:30 p.m., New York City time, on such Purchase Date and (b) such time that is exactly thirty minutes immediately prior to the official close of the primary (or “regular”) trading session on the Trading Market (or, if our Ordinary shares are then listed on an Eligible Market (as defined below), on such Eligible Market) on such Purchase Date if the Trading Market (or such Eligible Market, as applicable) has previously publicly announced that the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date shall be earlier than 4:00 p.m., New York City time, on such Purchase Date, and so long as all of our Ordinary shares subject to all prior Purchases and all prior Intraday Purchases effected by us under the Purchase Agreement with Purchase Share Delivery Dates (as defined below) prior to the Purchase Date have been received by B. Riley Principal Capital II prior to the time we deliver to B. Riley Principal Capital II a new Intraday Purchase Notice to effect an additional Intraday Purchase on the same Purchase Date as an earlier regular Purchase (as applicable) and one or more earlier Intraday Purchases effected on such same Purchase Date.
The terms and limitations that will apply to each subsequent additional Intraday Purchase effected on the same Purchase Date will be the same as those applicable to any earlier regular Purchase (as applicable) and any earlier Intraday Purchase effected on the same Purchase Date as such subsequent additional Intraday Purchase, and the per share purchase price for our Ordinary shares that we elect to sell to B. Riley Principal Capital II in each subsequent additional Intraday Purchase effected on the same Purchase Date as an earlier regular Purchase (as applicable) and/or earlier Intraday Purchase(s) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier regular Purchase (as applicable) and such earlier Intraday Purchase(s) effected on the same Purchase Date as such subsequent additional Intraday Purchase, with the exception that the Intraday Purchase Valuation Period for each subsequent additional Intraday Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.
At or prior to 5:30 p.m., New York City time, on the applicable Purchase Date for a Purchase and/or Intraday Purchase, B. Riley Principal Capital II will provide us with a written confirmation for such Purchase and/or Intraday Purchase, as applicable, setting forth the applicable purchase price (both on a per share basis and the total aggregate purchase price) to be paid by B. Riley Principal Capital II for our Ordinary shares purchased by B. Riley Principal Capital II in such Purchase and/or Intraday Purchase, as applicable.
The payment for, against delivery of, our Ordinary shares purchased by B. Riley Principal Capital II in any Purchase or any Intraday Purchase under the Purchase Agreement will be fully settled within two (2) trading days immediately following the applicable Purchase Date for such Purchase or such Intraday Purchase (as applicable), as set forth in the Purchase Agreement (such date, the “Purchase Share Delivery Date”).
Conditions Precedent to Commencement and Each Purchase
B. Riley Principal Capital II’s obligation to accept VWAP Purchase Notices and Intraday VWAP Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase our Ordinary shares in Purchases and Intraday Purchases under the Purchase Agreement, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, at the applicable “Purchase Commencement Time” and “Intraday VWAP Purchase Commencement Time” (as such terms are defined in the Purchase Agreement) on the applicable Purchase Date for each Purchase and Intraday Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of B. Riley Principal Capital II’s control, which conditions including the following:
•	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

•
the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

•
the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include our Ordinary shares that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and B. Riley Principal Capital II being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement) to resell all of our Ordinary shares included in this prospectus (and included in any such additional prospectuses);

•
the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include our Ordinary shares that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of our Ordinary shares for offering or sale in any jurisdiction;

•
FINRA shall not have provided an objection to, and shall have confirmed in writing that it has determined not to raise any objections with respect to the fairness and reasonableness of, the terms and arrangements of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement;

•
there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include our Ordinary shares that may be issued and sold by the Company to B. Riley Principal Capital II under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in the light of the circumstances under which they were made) not misleading;

•
this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;

•
trading in our Ordinary shares shall not have been suspended by the SEC or Nasdaq, the Company shall not have received any final and non-appealable notice that the listing or quotation of our Ordinary shares on Nasdaq shall be terminated on a date certain (unless, prior to such date, our Ordinary shares are listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of our Ordinary shares, electronic trading or book-entry services by the Depository Trust Company with respect to our Ordinary shares;

•
except where the failure to be, or to have been in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement), the Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;

•
the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;

•
the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

•
all of our Ordinary shares that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on Nasdaq (or if our Ordinary shares is not then listed on Nasdaq, then on any Eligible Market), subject only to notice of issuance;

•
to the Company’s knowledge and except as disclosed in the Company’s SEC filings, no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;

•
the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and

•
the receipt by B. Riley Principal Capital II of the legal opinions and negative assurances, bring-down legal opinions and negative assurances, and audit comfort letters as required under the Purchase Agreement.

Termination of the Purchase Agreement
Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:
•	the first day of the month following the 24-month anniversary of the Commencement Date;
•	the date on which B. Riley Principal Capital II shall have purchased our Ordinary shares under the Purchase Agreement for an aggregate gross purchase price equal to $100.0 million;
•	the date on which our Ordinary shares shall have failed to be listed or quoted on Nasdaq or any other Eligible Market for a period of one trading day;
•
the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such trading day; and

•	the date on which a bankruptcy custodian is appointed for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.
We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon five trading days’ prior written notice to B. Riley Principal Capital II. We and B. Riley Principal Capital II may also terminate the Purchase Agreement at any time by mutual written consent.
B. Riley Principal Capital II also has the right to terminate the Purchase Agreement at any time after Commencement, at no cost on penalty, upon ten trading days’ prior written notice to us, but only upon the occurrence of certain events, including:
•	the occurrence of a Fundamental Transaction (as such term defined in the Purchase Agreement) involving our company;
•
if any registration statement is not filed by the applicable Filing Deadline (as defined in the Registration Rights Agreement) or declared effective by the SEC by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 trading days after notice of such failure, breach or default is delivered to us;

•
if we are in breach or default in any material respect of any of our covenants and agreements in the Purchase Agreement or in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us;

•
the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to B. Riley Principal Capital II for the resale of all of our

Ordinary shares included therein, and such lapse or unavailability continues for a period of 45 consecutive trading days or for more than an aggregate of 90 trading days in any 365-day period, other than due to acts of B. Riley Principal Capital II; or
•
trading in our Ordinary shares on Nasdaq (or if our Ordinary shares are then listed on an Eligible Market, trading in our Ordinary shares on such Eligible Market) has been suspended for a period of three consecutive trading days.

No termination of the Purchase Agreement by us or by B. Riley Principal Capital II will become effective prior to the fifth trading day immediately following the date on which any pending Purchase and any pending Intraday Purchase has been fully settled in accordance with the terms and conditions of the Purchase Agreement, and no termination will affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending Purchase, any pending Intraday Purchase, the Commitment Shares and any fees and disbursements of B. Riley Principal Capital II’s legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. Both we and B. Riley Principal Capital II have agreed to complete our respective obligations with respect to any such pending Purchase and any pending Intraday Purchase under the Purchase Agreement.
No Short-Selling or Hedging by B. Riley Principal Capital II
B. Riley Principal Capital II has agreed not to engage in or effect, directly or indirectly, for its own principal account or for the principal account of its sole member, any of its or its sole member’s respective officers, or any entity managed or controlled by it or its sole member, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Ordinary shares or (ii) hedging transaction, which establishes a net short position with respect to our Ordinary shares, during the term of the Purchase Agreement.
Prohibition on Other Committed Equity Facilities
We are limited in our ability to enter into any other “committed equity fund,” “equity line of credit” or similar transaction with respect to our Ordinary shares pursuant to which an investor or investors irrevocably commit to purchase up to a certain number and/or dollar amount of Ordinary shares over a pre-determined time period at the our sole option and discretion pursuant to Section 4(a)(2) of the Securities Act, with such purchased Ordinary shares to be resold by such investor or investors on the trading market at variable prices from time to time during the term of the Purchase Agreement. However, for the avoidance of doubt and without limitation, in no circumstance does this prohibition prevent us from entering into any “at-the-market,” “equity distribution program,” private placement, firm commitment or best efforts underwritten offering or other similar transaction with respect to our Ordinary shares and/or equity, equity-linked or debt instrument relating to our Ordinary shares.
Effect of Sales of our Ordinary shares under the Purchase Agreement on our Shareholders
All of our Ordinary shares that may be issued or sold by us to B. Riley Principal Capital II under the Purchase Agreement that are being registered under the Securities Act for resale by B. Riley Principal Capital II in this offering are expected to be freely tradable. Our Ordinary shares being registered for resale in this offering may be issued and sold by us to B. Riley Principal Capital II from time to time at our discretion over a period of up to 24 months commencing on the Commencement Date. The resale by B. Riley Principal Capital II of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Ordinary shares to decline and to be highly volatile. Sales of our Ordinary shares, if any, to B. Riley Principal Capital II under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to B. Riley Principal Capital II all, some or none of our Ordinary shares that may be available for us to sell to B. Riley Principal Capital II pursuant to the Purchase Agreement.
If and when we do elect to sell our Ordinary shares to B. Riley Principal Capital II pursuant to the Purchase Agreement, after B. Riley Principal Capital II has acquired such shares, B. Riley Principal Capital II may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from B. Riley Principal Capital II in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from B. Riley Principal Capital II in this offering as a result of future sales made by us to B. Riley Principal Capital II at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to B. Riley Principal Capital II under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with B. Riley Principal Capital II may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.
Because the purchase price per share to be paid by B. Riley Principal Capital II for our Ordinary shares that we may elect to sell to B. Riley Principal Capital II under the Purchase Agreement, if any, will fluctuate based on the market prices of our Ordinary shares during the applicable Purchase Valuation Period for each Purchase, and during the applicable Intraday Purchase Valuation Period for each Intraday Purchase, made pursuant to the Purchase Agreement, if any, as of the date of this prospectus it is not possible for us to predict the number of our Ordinary shares that we will sell to B. Riley Principal Capital II under the Purchase Agreement, the actual purchase price per share to be paid by B. Riley Principal Capital II for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of December 31, 2022, there were 54,982,916 Ordinary shares outstanding. If all of the 25,000,000 Ordinary shares offered for resale by B. Riley Principal Capital II under this prospectus were issued and outstanding as of December 31, 2022, such shares would represent approximately 31.3% of the total number of Ordinary shares outstanding as of December 31, 2022.
The number of Ordinary shares ultimately offered for sale by B. Riley Principal Capital II is dependent upon the number of our Ordinary shares, if any, we ultimately sell to B. Riley Principal Capital II under the Purchase Agreement.
The issuance of our Ordinary shares to B. Riley Principal Capital II pursuant to the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted. Although the number of our Ordinary shares that our existing shareholders own will not decrease, our Ordinary shares owned by our existing shareholders will represent a smaller percentage of our total outstanding Ordinary shares after any such issuance.
The following table sets forth the amount of gross proceeds we would receive from B. Riley Principal Capital II from our sale of our Ordinary shares to B. Riley Principal Capital II under the Purchase Agreement at varying purchase prices:
Assumed Trading Price of Ordinary Shares	Number of Shares Sold Under the Facility(1)	Commitment Shares(2)	Total Ordinary Shares Issued to Holder	Percentage of Outstanding Ordinary Shares After Giving Effect to Issuances to Holder(3)	Purchase Price for Ordinary Shares Sold Under the Facility(4)
$2.56(5)	39,062,500	198,174	39,260,674	41.7%	$97.0 million
$5.00	20,000,000	198,174	20,198,174	26.9%	$97.0 million
$6.00	16,666,666	198,174	16,864,840	23.5%	$97.0 million
$7.00	14,285,714	198,174	14,483,888	20.9%	$97.0 million
$8.00	12,500,000	198,174	12,698,174	18.8%	$97.0 million
(1)
The number of Ordinary shares offered by this prospectus may not cover all the Ordinary shares we ultimately may sell to B. Riley Principal Capital II under the Purchase Agreement, depending on the purchase price per share of such sales. We have included in this column only those Ordinary shares being offered for resale by B. Riley Principal Capital II under this prospectus, without regard to any Regulatory Approval or the Beneficial Ownership Cap. The assumed average purchase prices are solely for illustrative purposes and are not intended to be estimates or predictions of the future performance of our Ordinary shares.

(2)
Represents the Commitment Shares, which are the 198,174 Ordinary shares we expect to issue on or prior to the Commencement to the Holder as consideration for its irrevocable commitment to purchase the Ordinary shares at our election in our sole discretion, from time to time after the date of this prospectus, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement.

(3)
The denominator used to calculate the percentages in this column is based on 54,982,916 Ordinary shares outstanding as of December 31, 2022, adjusted to include the Ordinary shares (a) issued and sold to the Holder under the Facility and (b) issued to the Holder as Commitment Shares.

(4)
Purchase prices represent the illustrative aggregate purchase price to be received from the sale of all of the Ordinary shares issued and sold to the Holder under the Facility as set forth in the second column, multiplied by the VWAP Purchase Price, assuming for illustrative purposes that the VWAP Purchase Price is equal to 97% of the assumed trading price of Ordinary shares listed in the first column.

(5)	Represents the closing price of our Ordinary shares on Nasdaq on February 14, 2023.

TAXATION
Material U.S. Federal Income Tax Considerations
The following discussion describes certain U.S. federal income tax consequences to U.S. Holders (as defined below) of an investment in our Ordinary shares. This summary applies only to U.S. Holders that acquire our Ordinary shares in exchange for cash, hold our Ordinary shares as capital assets within the meaning of Section 1221 of the Code (as defined below) and have the U.S. dollar as their functional currency.
This discussion is based on the tax laws of the United States as in effect on the date of this prospectus, including the Internal Revenue Code of 1986, as amended (the “Code”), and U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the preceding authorities are subject to change, and any such change could apply retroactively and affect the U.S. federal income tax consequences described below. The statements in this prospectus are not binding on the U.S. Internal Revenue Service (the “IRS”) or any court. Thus, the Company can provide no assurance that the U.S. federal income tax consequences discussed below will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. Furthermore, this summary does not address any estate or gift tax consequences, state, local or non-U.S. tax consequences, or other tax consequences other than U.S. federal income tax consequences.
The following discussion does not describe all the tax consequences that may be relevant to any particular investor or to persons in special tax situations such as:
•	banks and certain other financial institutions;
•	regulated investment companies;
•	real estate investment trusts;
•	insurance companies;
•	broker-dealers;
•	traders that elect to mark our Ordinary shares to market for U.S. federal income tax purposes;
•	tax-exempt entities;
•	persons liable for alternative minimum tax or the Medicare contribution tax on net investment income;
•	U.S. expatriates;
•	persons holding our Ordinary shares as part of a straddle, hedging, constructive sale, conversion, or integrated transaction;
•	persons that actually or constructively own 10% or more of the Company’s stock by vote or value;
•	persons that are resident or ordinarily resident in or have a permanent establishment in a jurisdiction outside the United States;
•	persons who acquired our Ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation; or
•	persons holding our Ordinary shares through partnerships or other pass-through entities or arrangements.
PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISERS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.
As used herein, the term “U.S. Holder” means a person eligible for the benefits of the tax treaty between the United States and Australia (the “Treaty”) that is, for U.S. federal income tax purposes, a beneficial owner of our Ordinary shares and is or is treated as:
•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•	an estate or trust whose income is subject to U.S. federal income taxation regardless of its source.
The tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds our Ordinary shares generally will depend on such partner’s status and the partnership's activities. Accordingly, a U.S. Holder that is a partner in such a partnership should consult its tax adviser.
Treasury regulations that apply to taxable years beginning on or after December 28, 2021 may in some circumstances prohibit a U.S. person from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. Accordingly, U.S. investors that are not eligible for Treaty benefits should consult their tax advisers regarding the creditability or deductibility of any Australian taxes imposed on dividends on, or dispositions of, the Ordinary shares. This discussion does not apply to investors in this special situation.
Dividends and Other Distributions on Our Ordinary Shares
Subject to the passive foreign investment company considerations discussed below, the gross amount of distributions made by the Company with respect to our Ordinary shares (including the amount of any non-U.S. taxes withheld therefrom) generally will be includible as dividend income in a U.S. Holder’s gross income in the year received, to the extent such distributions are paid out of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because the Company does not maintain its earnings and profits calculations under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Such dividends will not be eligible for the dividends-received deduction allowed to U.S. corporations with respect to dividends received from other U.S. corporations. Dividends received by non-corporate U.S. Holders may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that (1) the Company is eligible for the Treaty benefits or our Ordinary shares are readily tradable on an established securities market in the United States, (2) the Company is not a passive foreign investment company (as discussed below) for either the taxable year in which the dividend was paid or the preceding taxable year, (3) the U.S. Holder satisfies specific holding period requirements and (4) the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. U.S. Holders should consult their tax advisers regarding the availability of the lower rate for dividends paid with respect to our Ordinary shares.
The amount of any distribution paid in a foreign currency will be equal to the U.S. dollar value of such currency, translated at the spot rate of exchange on the date such distribution is received, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. In general, foreign currency gain or loss will be treated as U.S.-source ordinary income or loss.
Dividends on our Ordinary shares generally will constitute foreign source income for foreign tax credit limitation purposes. Subject to certain complex conditions and limitations, any Australian taxes withheld on any distributions on our Ordinary shares may be eligible for credit against a U.S. Holder’s federal income tax liability or, at such holder’s election, may be eligible as a deduction in computing such holder’s U.S. federal taxable income. If a refund of the tax withheld is available under the laws of Australia or under the Treaty, the amount of tax withheld that is refundable will not be eligible for such credit against a U.S. Holder’s U.S. federal income tax liability (and will not qualify for the deduction against U.S. federal taxable income). If the dividends constitute qualified dividend income as discussed above, the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will generally be limited to the gross amount of the dividend, multiplied by the reduced rate applicable to the qualified dividend income, divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for the credit is calculated separately concerning specific classes of income. For this purpose, dividends distributed by the Company with respect to our Ordinary shares will generally constitute “passive category income.” The rules relating to the determination of the U.S. foreign tax credit are complex, and U.S. Holders should consult their tax advisers regarding the availability of a foreign tax credit in their particular circumstances and the possibility of claiming an itemized deduction (in lieu of the foreign tax credit) for any foreign taxes paid or withheld.

Sale or Other Taxable Disposition of Our Ordinary Shares
Subject to the passive foreign investment company considerations discussed below, upon a sale or other taxable disposition of our Ordinary shares, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such Ordinary shares. A U.S. Holder’s initial tax basis in our Ordinary shares generally will equal the cost of such Ordinary shares. Generally, any such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in our Ordinary shares exceeds one year. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gain at preferential rates. The deductibility of capital losses is subject to significant limitations.
Gain or loss, if any, realized by a U.S. Holder on the sale or other disposition of our Ordinary shares generally will be treated as U.S. source gain or loss for U.S. foreign tax credit limitation purposes. The use of U.S. foreign tax credits relating to any Australian tax imposed upon the sale or other disposition of our Ordinary shares may be unavailable or limited. U.S. Holders should consult their tax advisers regarding the tax consequences if Australian taxes are imposed on or connected with a sale or other disposition of our Ordinary shares and their ability to credit any Australian tax against their U.S. federal income tax liability.
Passive Foreign Investment Company Considerations
The Company will be classified as a passive foreign investment company (a “PFIC”) for any taxable year if either: (a) at least 75% of its gross income is “passive income” for purposes of the PFIC rules or (b) at least 50% of the value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. For this purpose, passive income includes interest, dividends and other investment income, with certain exceptions. Cash and cash-equivalents generally are passive assets for these purposes, and digital assets are likely to be passive assets for these purposes as well. Goodwill is active to the extent attributable to activities that produce or are intended to produce active income. The PFIC rules also contain a look-through rule whereby the Company will be treated as owning its proportionate share of the gross assets and earning its proportionate share of the gross income of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock.
Under the PFIC rules, if the Company were considered a PFIC at any time that a U.S. Holder holds our Ordinary shares, the Company would continue to be treated as a PFIC with respect to such investment unless (i) the Company ceases to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules.
Based on the current and anticipated composition of the income, assets, and operations of the Company and the expected price of our Ordinary shares, the Company does not expect to be treated as a PFIC for the current taxable year. However, whether the Company is treated as a PFIC is a factual determination made on an annual basis after the close of each taxable year. This determination will depend on, among other things, the ownership and the composition of the Company’s income and assets, as well as the relative value of the Company’s assets (which may fluctuate with the Company’s market capitalization), at the relevant time. Moreover, the application of the PFIC rules to digital assets and transactions related thereto is subject to uncertainty. Among other things, the IRS has issued limited guidance on the treatment of income from mining digital assets. The IRS or a court may disagree with the Company’s determinations, including how the Company determines the value of the Company’s assets and the percentage of the Company’s assets that are passive assets under the PFIC rules. Therefore there can be no assurance that the Company will not be classified as a PFIC for the current taxable year or for any future taxable year.
If the Company is considered a PFIC at any time that a U.S. Holder holds our Ordinary shares, any gain recognized by the U.S. Holder on a sale or other disposition of our Ordinary shares, as well as the amount of any “excess distribution” (defined below) received by the U.S. Holder, would be allocated ratably over the U.S. Holder’s holding period for our Ordinary shares. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year before the Company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For the purposes of these rules, an excess distribution is the amount by which any distribution received by a U.S. Holder on our Ordinary shares exceeds 125% of the average of the annual distributions on our Ordinary shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of our Ordinary shares if the Company is considered a PFIC.
If the Company is considered a PFIC, a U.S. Holder will also be subject to annual information reporting requirements. U.S. Holders should consult their tax advisers about the potential application of the PFIC rules to an investment in our Ordinary shares.
Information Reporting and Backup Withholding
Dividend payments with respect to our Ordinary shares and proceeds from the sale, exchange, or redemption of our Ordinary shares may be subject to information reporting to the IRS and U.S. backup withholding. A U.S. Holder may be eligible for an exemption from backup withholding if the U.S. Holder furnishes a correct taxpayer identification number and makes any other required certification or is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9. U.S. Holders should consult their tax advisers regarding applying the U.S. information reporting and backup withholding rules.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing an appropriate claim for refund with the IRS and furnishing any required information.
Additional Information Reporting Requirements
Certain U.S. Holders who are individuals (and certain entities) that hold an interest in “specified foreign financial assets” (which may include our Ordinary shares) are required to report information relating to such assets, subject to certain exceptions (including an exception for our Ordinary shares held in accounts maintained by certain financial institutions). Penalties can apply if U.S. Holders fail to satisfy such reporting requirements. U.S. Holders should consult their tax advisers regarding the applicability of these requirements to their acquisition and ownership of our Ordinary shares.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR ORDINARY SHARES UNDER ITS CIRCUMSTANCES.
Material Australian Tax Considerations
In this section, we provide a general summary of the material Australian income tax, stamp duty, and goods and services tax considerations generally applicable to the acquisition, ownership, and disposal by the absolute beneficial owners of the Ordinary shares issued by Iris Energy.
This section is based upon existing Australian tax law as of the date of this prospectus, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian tax law, which may be important to particular investors in light of their investment circumstances, such as shares held by investors subject to special tax rules (for example, financial institutions, insurance companies, or tax-exempt organizations).
It does not purport to address all possible tax situations that may be relevant to a decision to purchase, own, or deposit our Ordinary shares. It is included herein solely for preliminary information purposes and is not intended to be, nor should it be construed to be, legal or tax advice. Iris Energy and their officers, employees, taxation or other advisers do not accept any liability or responsibility in respect of any statement concerning taxation consequences or the taxation consequences.
Prospective purchasers of our Ordinary shares should consult their tax advisers on the applicable tax consequences related to the ownership of our Ordinary shares, based on their particular circumstances.
The comments in this section deal only with the Australian taxation implications of the ownership and disposition of Iris Energy Ordinary shares if you hold your Iris Energy Ordinary shares as investments on a capital account. In addition, this summary does not discuss any non-Australian or state tax considerations, other than stamp duty and goods and services tax.

For this summary, a holder of our Ordinary shares that is not an Australian tax resident and is not carrying on business in Australia at or through a permanent establishment is referred to as a “Non-Australian Holder.”
Conversely, for the purposes of this summary, a holder that is an Australian tax resident or is carrying on business in Australia at or through a permanent establishment is referred to as an “Australian Resident Holder.”
Please be aware that the residence concept used in this section applies for Australian tax assessment purposes only. Any reference in this section to a tax, duty, levy impost, or other charge or withholding of a similar nature refers to Australia's tax laws and/or concepts only. Also, please note that a reference to Australian income tax encompasses corporate income tax and personal income tax generally.
Taxation of the Company
As the Company is a fully taxable Australian company, its taxable income is subject to corporate income tax in Australia. All Australian companies are subject to a corporate income tax rate of 30%, other than those classified as a “base rate company”, which are businesses with revenue of less than A$50 million that are subject to a reduced corporate income tax rate of 25% for the 2021/2022 income year. The Company is not considered a base rate company for the year ended June 30, 2022.
Taxation of Australian Resident Holders
Taxation of Dividends
Dividends paid by us on our Ordinary shares should constitute the assessable income of an Australian Resident Holder. Australia operates a dividend imputation system under which dividends may be declared to be “franked” to the extent they are paid out of company profits that have been subject to income tax.
Individuals and complying superannuation entities
Australian Resident Holders who are individuals or complying superannuation entities should include the dividend in their assessable income in the year the dividend is paid, together with any franking credit attached to that dividend.
Subject to the comments concerning ‘Qualified Persons’ below, such Australian Resident Holders should be entitled to a tax offset equal to the franking credit attached to the dividend. The tax offset can be applied to reduce the tax payable on the investor’s taxable income. Where the tax offset exceeds the tax payable on the investor’s taxable income, the investor should be entitled to a tax refund equal to the excess.
To the extent that the dividend is unfranked, an Australian individual Shareholder will generally be taxed at their prevailing marginal rate on the dividend received (with no tax offset). Complying Australian superannuation entities will generally be taxed at the prevailing rate for complying superannuation entities on the dividend received (with no tax offset).
Companies
Australian Resident Holders that are companies are also required to include both the dividend and the associated franking credits (if any) in their assessable income.
Subject to the comments in relation to ‘Qualified Persons’ below, such companies should be entitled to a tax offset up to the amount of the franking credit attached to the dividend. Likewise, the company should be entitled to a credit in its own franking account to the extent of the franking credits attached to the distribution received. This will allow the Australian Resident Holders that are companies to pass on the franking credits to its investor(s) on the subsequent payment of franked dividends.
Excess franking credits received by the company shareholder will not give rise to a refund entitlement for a company but may be converted into carry forward tax losses instead. This is subject to specific rules on how the carry forward tax loss is calculated and utilized in future years. For completeness, this tax loss cannot be carried back under the loss carry back tax offset rules introduced in the 2020-21 Federal Budget.
Trusts and partnerships
Australian Resident Holders who are trustees (other than trustees of complying superannuation entities, which are dealt with above) or partnerships are also required to include any dividends and any franking credits in calculating the net income of the trust or partnership. Where a fully franked or partially franked dividend is received, the relevant beneficiary or partner may be entitled to a tax offset equal to the beneficiary’s or partner’s share of the net income of the trust or partnership.
To the extent that the dividend is unfranked, an Australian trustee (other than trustees of complying superannuation entities) or partnerships, will be required to include the unfranked dividend in the net income of the trust or partnership. The relevant beneficiary will be taxed at the relevant prevailing tax rate on their share of the net income of the trust or partnership (with no tax offset).
Qualified Persons
The benefit of franking credits can be denied where an Australian Resident Holder is not a ‘qualified person’ in which case the Holder will not be able to include an amount for the franking credits in their assessable income and will not be entitled to a tax offset.
Broadly, to be a qualified person, a shareholder must satisfy the holding period rule and, if necessary, the related payment rule. The holding period rule requires a shareholder to hold the shares ‘at risk’ for at least 45 days continuously during the qualification period - starting from the day after acquiring the shares and ending 45 days after the shares become ex-dividend - in order to qualify for franking benefits.
This holding period rule is subject to certain exceptions, including where the total franking offsets of an individual in a year of income do not exceed A$5,000.
Whether you are qualified person is a complex tax issue which requires analysis based on each shareholder’s individual circumstances. Iris Energy ordinary shareholders should obtain their own tax advice to determine if these requirements have been satisfied.
Capital Gains Tax (“CGT”) Implications
Disposal of shares
For Australian Resident Holders, who hold their Ordinary shares on capital account, the future disposal of Ordinary shares will give rise to a CGT event at the time which the legal and beneficial ownership of the Ordinary shares are disposed of. Australian Resident Holders will derive a capital gain on the disposal of their Ordinary shares in Iris Energy to the extent that the capital proceeds exceed the cost base of their Ordinary shares.
A capital loss will be made where the capital proceeds are less than the cost base of their Ordinary shares. Where a capital loss is made, capital losses can only be offset against capital gains derived in the same or later incomes years. They cannot be offset against ordinary income nor carried back to offset net capital gains arising in earlier income years. Capital losses may be carried forward to future income years subject to the satisfaction of the Australian loss testing provisions.
Capital Proceeds
The capital proceeds should generally be equal to any consideration received by the Australian Resident Holder in respect to the disposal of their Iris Energy Ordinary share/s.
Cost base of Iris Energy Ordinary shares
The cost base of an Ordinary share will generally be equal to the cost of acquiring the Ordinary share, plus any incidental costs of acquisition and disposal (i.e. brokerage costs and legal fees).
CGT Discount
The CGT discount may apply to Australian Resident Holders that are individuals complying Australian superannuation funds or trusts, who have held, or are taken to have held, their Ordinary shares for at least 12 months (not including the date of acquisition or date of disposal) at the time of the disposal of their Ordinary shares.

The CGT discount is:
•	One-half if the Australian Resident Holder is an individual or trustee: meaning only 50% of the capital gain will be included in the Australian Resident Holder’s assessable income; and
•
One-third if the Australian Resident Holder is a trustee of a complying superannuation entity: meaning only two-thirds of the capital gain will be included in the Australian Resident Holder’s assessable income.

The CGT discount is not available to Australian Resident Holders that are companies.
If an Australian Resident Holder makes a discounted capital gain, any current year and/or carried-forward capital losses will be applied to reduce the undiscounted capital gain before the relevant CGT discount is applied. The resulting amount forms the Australian Resident Holder’s net capital gain for the income year and is included in its assessable income.
The CGT discount rules relating to trusts are complex. Subject to certain requirements being satisfied, the capital gain may flow through to the beneficiaries in that trust, who will assess the eligibility for the CGT discount in their own right. Accordingly, we recommend trustees seek their own independent advice on how the CGT discount applies to the trust and its beneficiaries.
Taxation of Non-Australian Holders
Taxation of Dividends
Non-Australian Holders who do not have a permanent establishment in Australia should not be subject to Australian income tax but may be subject to Australian dividend withholding tax on their Iris Energy dividends.
Franked dividends
As outlined above, Australia has a franking system wherein dividends can be franked, and Australian resident shareholders receive a franking credit which effectively represents the corporate tax paid by the underlying company (i.e. Iris Energy).
Dividends received by Non-Australian Holders which are franked should not be subject to Australian dividend withholding tax to the extent of the franking (i.e. if the dividend is fully franked, it should not be subject to Australian dividend withholding tax at all). However, refunds of franking credits are not available to non-Australian resident shareholders.
Dividends attributable to Conduit Foreign Income
Non-Australian Holders should not be subject to Australian dividend withholding tax on unfranked dividends to the extent that the dividend is declared to be conduit foreign income (CFI).
CFI generally includes amounts received by Iris Energy that have been derived from a non-Australian source, for example dividends received from foreign subsidiaries which are treated as non-assessable non-exempt income for Australian tax purposes.
Unfranked dividends
Non-Australian Holders should generally be subject to Australian dividend withholding tax to the extent the unfranked component of any dividends are not declared to by CFI. Australian dividend withholding tax will be imposed at 30% of the amount of the unfranked dividend, unless a shareholder is a resident of a country with which Australia has a double taxation treaty (DTT) and qualifies for the benefits of the treaty. In the event the Non-Australian Holder is otherwise able to rely on a DTT with Australia, the rate of Australian dividend withholding tax may be reduced (typically to 15%), depending on the terms of the DTT.
Under the provisions of the current Double Taxation Convention between Australia and the United States, the Australian tax withheld on unfranked dividends that are not declared to be CFI paid by us to a resident of the United States is beneficially entitled is limited to 15%.

Under the Double Taxation Convention between Australia and the United States, if a company that is a Non-Australian Holder directly owns a 10% or more interest in an Australian company (i.e. Iris Energy), the Australian tax withheld on unfranked dividends that are not declared to be CFI paid by us to which a resident of the United States is beneficially entitled is limited to 5%.
Capital Gains Tax (“CGT”) Implications
Disposal of shares
Non-Australian Holders who are treated as the owners of the underlying shares on the basis that they are absolutely entitled to those Ordinary shares will not be subject to Australian capital gains tax on the gain made on a sale or other disposal of Ordinary shares unless:
•	they, together with associates, hold 10% or more of our issued capital, at the time of disposal or for a 12-month period during the two years prior to disposal; and
•
more than 50% of our assets held directly or indirectly, determined by reference to market value, consists of Australian real property (which includes land and leasehold interests) or Australian mining, quarrying or prospecting rights at the time of disposal. Australian capital gains tax applies to net capital gains at a taxpayer’s marginal tax rates. Net capital gains are calculated after reduction for capital losses, which may only be offset against capital gains.

The capital gains tax discount is not available to Non-Australian Holders on gains in respect of Iris Energy Ordinary shares, where they were non-Australian residents during the entire holding period. Where Non-Australian Holders were Australian tax residents for some of the holding period, the capital gains tax discount percentage is reduced to account for the period of foreign residency during the entire holding period. Companies are not entitled to a capital gains tax discount.
Broadly, where there is a disposal of certain taxable Australian property, the purchaser will be required to withhold and remit to the Australian Taxation Office, or the ATO, 12.5% of the proceeds from the sale. A transaction is excluded from the withholding requirements in certain circumstances, including where the transaction is an on-market transaction conducted on an approved stock exchange, a securities lending, or the transaction is conducted using a broker operated crossing system. There may also be an exception to the requirement to withhold where a Non-Australian Holder provides a declaration that their Ordinary shares are not ‘indirect Australian real property interests’. The Non-Australian Holder may be entitled to receive a tax credit for the tax withheld by the purchaser which they may claim in their Australian income tax return.
Dual Residency
If a holder of Ordinary shares is a resident of both Australia and the United States under those countries’ domestic taxation laws, that holder may be subject to tax as an Australian resident. If, however, the holder is determined to be a U.S. resident for the purposes of the Double Taxation Convention between the United States and Australia, the Australian tax would be subject to limitation by the Double Taxation Convention. Holders should obtain specialist taxation advice in these circumstances.
General Australian Tax Matters
The below comments apply to both Australian Resident Holders and Non-Australian Holders.
Stamp Duty
No Australian stamp duty is payable on the issue, transfer and/or surrender of the Ordinary shares, provided that the securities issued, transferred and/or surrendered do not represent 90% or more of our issued shares.
Goods and Services Tax
No Australian GST will be payable on the supply of the Ordinary shares.
Subject to certain requirements, there may be a restriction on the entitlement of Iris Energy ordinary shareholders to claim an input tax credit for any GST incurred on costs associated with the acquisition or disposal of Iris Energy Ordinary shares (e.g. lawyer’s and accountants’ fees).

THE DISCUSSION ABOVE IS A SUMMARY OF THE AUSTRALIAN TAX CONSEQUENCES OF AN INVESTMENT IN OUR ORDINARY SHARES AND IS BASED UPON LAWS AND RELEVANT INTERPRETATIONS THEREOF IN EFFECT AS OF THE DATE OF THIS PROSPECTUS, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR.

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)
Our Ordinary shares offered by this prospectus are being offered by the Holder, BRPC II. The shares may be sold or distributed from time to time by the Holder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of our Ordinary shares offered by this prospectus could be effected in one or more of the following methods:
•	ordinary brokers’ transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents;
•	“at the market” into an existing market for our Ordinary shares;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.
In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.
BRPC II is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
BRPC II has informed us that it presently anticipates using, but is not required to use, B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member and an affiliate of BRPC II, as an executing broker to effectuate resales, if any, of our Ordinary shares that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such Ordinary shares that it may acquire from us. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. BRPC II has informed us that each such broker-dealer it engages to effectuate resales of our Ordinary shares on its behalf, excluding BRS, may receive commissions from BRPC II for executing such resales for BRPC II and, if so, such commissions will not exceed customary brokerage commissions. BRPC II may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. BRPC II may indemnify any broker-dealer that participates in transactions involving the sale of the Ordinary shares against certain liabilities, including liabilities arising under the Securities Act.
BPRC II is an affiliate of BRS, a registered broker-dealer and FINRA member, which will act as an executing broker that will effectuate resales of our Ordinary shares that may be acquired by BRPC II from us pursuant to the Purchase Agreement to the public in this offering. Because BRPC II will receive all the net proceeds from such resales of our Ordinary shares made to the public through BRS, BRS is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, BRS is not permitted to sell our Ordinary shares in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
Except as set forth above, we know of no existing arrangements between the Holder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our Ordinary shares offered by this prospectus.
Brokers, dealers, underwriters or agents participating in the distribution of our Ordinary shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Holder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our Ordinary shares sold by the Holder may be less than or in excess of customary commissions. Neither we nor the Holder can presently estimate the amount of compensation that any agent will receive from any purchasers of our Ordinary shares sold by the Holder.
We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Holder, including with respect to any compensation paid or payable by the Holder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the Holder, and any other related information required to be disclosed under the Securities Act.
We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our Ordinary shares covered by this prospectus by the Holder.
As consideration for its irrevocable commitment to purchase our Ordinary shares under the Purchase Agreement, we have agreed to issue to BRPC II an aggregate of 198,174 Ordinary shares as Commitment Shares We expect to issue such shares on or prior to the Commencement. In accordance with FINRA Rule 5110, the Commitment Shares are deemed to be underwriting compensation in connection with sales of our Ordinary shares by BRPC II to the public. In addition, we have agreed to reimburse BRPC II for the reasonable legal fees and disbursements of BRPC II’s legal counsel in an amount not to exceed $125,000 in connection with the execution of the Purchase Agreement and Registration Rights Agreement, as well as certain ongoing disbursements of its legal counsel up to $7,500 per quarter in connection with B. Riley Principal Capital II’s ongoing due diligence and review of deliverables.
We also have agreed to indemnify BPRC II and certain other persons against certain liabilities in connection with the offering of our Ordinary shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. BPRC II has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by BPRC II specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
We estimate that the total expenses for the offering will be approximately $480,000.
BPRC II has represented to us that at no time prior to the date of the Purchase Agreement has BRPC II, its sole member, any of their respective officers, or any entity managed or controlled by BRPC II or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Ordinary shares or any hedging transaction, which establishes a net short position with respect to our Ordinary shares. BRPC II has agreed that during the term of the Purchase Agreement, none of BRPC II, its sole member, any of their respective officers, or any entity managed or controlled by BRPC II or its sole member, will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.
This offering will terminate on the date that all of our Ordinary shares offered by this prospectus have been sold by the Holder.
Our Ordinary shares are currently listed on the Nasdaq Global Select Market under the symbol “IREN.”
BPRC II and/or one or more of its affiliates has provided, currently provides and/or from time to time in the future may provide various investment banking and other financial services for us and/or one or more of our affiliates that are unrelated to the transactions contemplated by the Purchase Agreement and the offering of shares for resale by BRPC II to which this prospectus relates, for which investment banking and other financial services they have received and may continue to receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that BRPC II has received and may receive in connection with the transactions contemplated by the Purchase Agreement, including the Commitment Shares we have agreed to issue to BRPC II as consideration for its irrevocable commitment to purchase our Ordinary shares from us under the Purchase Agreement, the 3.0% fixed discount to current market prices of our Ordinary shares reflected in the purchase prices payable by BRPC II for our Ordinary shares that we may require it to purchase from us from time to time under the Purchase Agreement, and our reimbursement of up to an aggregate of $125,000 of B. Riley Principal Capital II’s legal fees in connection with the execution of the Purchase Agreement and Registration Rights Agreement, as well as certain ongoing disbursements of its legal counsel up to $7,500 per quarter in connection with B. Riley Principal Capital II’s ongoing due diligence and review of deliverables, except to the extent the applicable Representation Date (as defined in the Purchase Agreement) has been waived or B. Riley Principal Capital II’s legal outside legal counsel otherwise has not delivered a negative assurance letter in such calendar quarter. Because the Purchase Agreement has a term of 24 months, the maximum aggregate reimbursement for the ongoing due diligence and review of deliverables is $60,000.
EXPENSES RELATED TO THE OFFERING
Set forth below is an itemization of the total expenses (excluding the underwriting discounts and commissions), which are expected to be incurred in connection with this offering:
SEC Registration Fee	$9,250
FINRA Filing Fee	15,500
Legal Fees and Expenses	500,000
Accounting Fees and Expenses	32,500
Printing Expenses	25,000
Miscellaneous	7,750
Total	$590,000

LEGAL MATTERS
Our principal legal advisors in Australia are Clifford Chance LLP, located at Level 24, 10 Carrington Street, Sydney NSW 2000, Australia. Our principal legal advisors in the United States are Davis Polk & Wardwell LLP, located at 450 Lexington Avenue, New York, New York 10017.
EXPERTS
Our consolidated financial statements as of June 30, 2022, 2021 and 2020 and for each of the two years in the period ended June 30, 2022, incorporated by reference in this prospectus by reference to the Form 20-F, have been audited by Armanino LLP (“Armanino”), an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
In addition, we file reports, including annual reports on Form 20-F, and other information with the SEC. We are allowed four months following the end of our fiscal year to file our annual report with the SEC instead of approximately three, and we are not required to disclose certain detailed information regarding executive compensation that is required from U.S. domestic issuers. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently as companies that are not foreign private issuers whose securities are registered under the Exchange Act. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders, and our senior management, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act.
As a foreign private issuer, we also are exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount, and at the same time, as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.
Our SEC filings, including the registration statement, are available to you on the SEC’s website at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also maintain a website at https://irisenergy.co. Through our website, we make available, free of charge, our annual reports and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below:
•	our Annual Report on Form 20-F for the fiscal year ended June 30, 2022, filed with the SEC on September 13, 2022;
•
our Reports on Form 6-K furnished to the SEC on September 23, 2022, November 7, 2022 (only the first Report filed such date), November 21, 2022, January 25, 2023 and February 15, 2023 (but excluding Exhibits 99.1 and 99.2 thereto);

•
the description of our share capital contained in our registration statement on Form 8-A dated November 16, 2021 (File No. 001-41072) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at https://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports or documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct all requests for those documents to:
Iris Energy Ltd.
Level 12, 44 Market Street
Sydney, NSW 2000 Australia
+61 2 7906 8301
bom.shin@irisenergy.co
We maintain a website at https://irisenergy.co. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus.

Up to 25,000,000 Ordinary Shares

Iris Energy Limited
PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 6.	Indemnification of Directors and Officers
Our Constitution, which is filed as an exhibit to this registration statement, provides for indemnification of the officers and directors to the full extent permitted by applicable law.
In addition, we have entered into agreements to indemnify our directors and executive officers containing provisions, which are in some respects broader than the specific indemnification provisions contained in our Constitution. The indemnification agreements require us, among other things, to indemnify such persons against expenses, including attorneys’ fees, judgments, liabilities, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, that may arise by reason of their status or service as our director or executive officer and to advance expenses incurred by them in connection with any such proceedings.
Item 7.	Recent Sales of Unregistered Securities.
On September 19, 2019, the Company completed a $4.2 million capital raising via the issuance of the SAFE instruments to fund mining hardware purchases, hosting deposits, data center infrastructure and working capital. The SAFE instruments were converted into 2,723,014 Ordinary shares on April 4, 2020.
On January 1, 2020, the Company issued 1,078,433 Ordinary shares with a value of $1.9 million to partially fund the purchase price payable for the acquisition of certain assets from PodTech Innovation Inc. (and certain related parties of PodTech Innovation Inc.).
On May 15, 2020, the Company issued 1,263,136 Ordinary shares for a total consideration of $2.7 million to fund data center and energy infrastructure, working capital, as well as repayment of a vendor loan.
On October 28, 2020, the Company completed a $3.0 million capital raise via the issuance of the SAFE instruments to fund growth initiatives. The SAFE instruments were converted into 1,192,934 Ordinary shares upon consummation of the Company’s initial public offering.
On January 5, 2021, the Company completed a $19.6 million capital raise via the issuance of convertible notes to fund growth initiatives (including hardware purchases and data center and energy infrastructure). The notes converted into 8,067,517 Ordinary shares upon consummation of the Company’s initial public offering.
On April 1, 2021, the Company completed a $83.3 million capital raise via the issuance of convertible notes to fund growth initiatives (including hardware purchases and data center and energy infrastructure). The notes converted into 10,130,879 Ordinary shares upon consummation of the Company’s initial public offering.
On October 8, 2021, the Company completed a $111.5 million capital raise via the issuance of convertible notes to fund growth initiatives (including hardware purchases and data center and energy infrastructure). The notes converted into 5,443,788 Ordinary shares upon consummation of the Company’s initial public offering.
On January 27, 2023, the Company issued 198,174 Ordinary shares to B. Riley Principal Capital II, LLC as consideration for entrance into the committed equity facility.
Since the date of incorporation, the Company has issued an aggregate of 2,282,186 Ordinary shares to employees as well as key stakeholders as part of the acquisition of certain assets from PodTech Innovation Inc. (and certain related parties of PodTech Innovation Inc.) and granted an aggregate of 251,248 Non-Executive Director (“NED”) and Employee options in July 2021 and an aggregate of 67,489 NED and Employee options in October 2021 to purchase Ordinary shares at an exercise price of $8.76 per Ordinary share, $36.45 per Ordinary share and $36.45 per Ordinary share, respectively, to certain non-executive directors and employees (excluding the 2021 Executive Director Liquidity and Price Target Options and the 2021 Executive Director Long-term Target Options described in the section titled “Management—Compensation” of our Annual Report on Form 20-F). The aforementioned Ordinary shares and options issued are subject to vesting conditions.
Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D or Regulation S

promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701.
Item 8.	Exhibits and Financial Statement Schedules.
(A)	Exhibits
The following are filed as exhibits hereto:
Exhibit No.	Description of Exhibit
3.1*	Constitution of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 20-F filed with the SEC on September 13, 2022).
3.2*
Certificate of Registration on Change of Name and Conversion to a Public Company dated October 7, 2021 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 20-F filed with the SEC on September 13, 2022).

5.1*	Opinion of Clifford Chance LLP, counsel to the Registrant, as to the validity of the Ordinary shares registered.
10.1*
2021 Non-Executive Director Option Plan, and forms of award agreements thereunder (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 20-F filed with the SEC on September 13, 2022).

10.2*
Form of Indemnification Agreement entered into by and between Iris Energy Limited and each director and executive officer (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 20-F filed with the SEC on September 13, 2022).

10.3*+#
Ordinary Shares Purchase Agreement, dated as of September 23, 2022, by and between Iris Energy Ltd. and B. Riley Principal Capital II, LLC (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 6-K furnished to the SEC on September 23, 2022).

10.4*+
Registration Rights Agreement, dated as of September 23, 2022, by and between Iris Energy Ltd. and B. Riley Principal Capital II, LLC (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Form 6-K furnished to the SEC on September 23, 2022).

10.5*#	Non-Fixed Price Sales and Purchase Agreement between Bitmain Technologies Limited and IE CA Development Holdings 6 Ltd., dated as of July 5, 2021
10.6*+#	Master Equipment Finance Agreement between IE CA 2 Holdings Ltd. and Arctos Credit, LLC, dated as of December 15, 2020
10.7*+#	Master Equipment Finance Agreement between IE CA 3 Holdings Ltd. and Arctos Credit, LLC, dated as of May 25, 2021
10.8*+#	Master Equipment Finance Agreement between IE CA 4 Holdings Ltd. and NYDIG ABL LLC, dated as of March 24, 2022
21.1*	List of subsidiaries of the Registrant (incorporated herein by reference to Exhibit 8.1 to the Registrant’s Annual Report on Form 20-F filed with the SEC on September 13, 2022).
23.1*	Consent of Clifford Chance LLP (included in Exhibit 5.1).
23.2	Consent of Armanino LLP.
24.1*	Power of attorney (included in signature page to initial filing of this registration statement).
107*	Filing Fee Table
*	Previously filed.
+	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
#	Portions of this exhibit have been omitted pursuant to Item 601(b)(10) because they are both (i) not material and (ii) contain personal information.
(B)	Financial Statement Schedules
All supplemental schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

Item 9.	Undertakings.
The undersigned hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.
(5) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sydney, Australia, on February 15, 2023.
Iris Energy Limited

By:	/s/ Daniel Roberts
Name:	Daniel Roberts
Title:	Co-Chief Executive Officer and Director

By:	/s/ William Roberts
Name:	William Roberts
Title:	Co-Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.
Signature	Title	Date

/s/ Daniel Roberts	Co-Chief Executive Officer and Director	February 15, 2023
Daniel Roberts

/s/ William Roberts	Co-Chief Executive Officer and Director	February 15, 2023
William Roberts

*	Chief Financial Officer	February 15, 2023
Belinda Nucifora

*	Chair	February 15, 2023
David Bartholomew

*	Director	February 15, 2023
Christopher Guzowski

*	Director	February 15, 2023
Michael Alfred
*By:	/s/ William Roberts
William Roberts
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Iris Energy Limited has signed this registration statement on February 15, 2023.
Cogency Global Inc.,
Authorized Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Sr. Vice President on behalf of Cogency Global Inc.